United States

Securities and Exchange Commission

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) Of The Securities

Exchange Act Of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12

DOW JONES & COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of 2006 Annual Meeting and Proxy Statement

Dow Jones & Company

Dow Jones & Company, Inc.

200 Liberty Street, New York, New York 10281

To Our Stockholders:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Dow Jones & Company, Inc., which will be held on Wednesday, April 19, 2006 at 11:00 a.m. at:

The American Express Building

26th Floor Auditorium

Three World Financial Center

200 Vesey Street

New York, New York

Discussions of Company affairs at past Annual Meetings have generally been interesting and useful. I hope you will be able to attend.

This year, you are being asked to act upon the election of sixteen directors, the approval of the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP as independent registered public accountants for 2006, the adoption of the Dow Jones 2006 Executive Annual Incentive Plan and two stockholder proposals. The Board of Directors recommends a vote FOR the election of directors, FOR the approval of the appointment of PricewaterhouseCoopers LLP, FOR the approval of the Dow Jones 2006 Executive Annual Incentive Plan and AGAINST each of the two stockholder proposals.

These matters are discussed in greater detail in the accompanying proxy statement.

Regardless of the number of shares you own and whether or not you plan to attend, it is important that your shares are represented and voted at the Annual Meeting. You are requested either to sign, date and return the enclosed proxy or to vote by telephone or via the Internet pursuant to the instructions in this proxy statement promptly. If you do attend the Annual Meeting, you may still vote in person if you desire.

Sincerely yours,

Peter R. Kann

Chairman of the Board

March 17, 2006

Dow Jones & Company, Inc.

200 Liberty Street, New York, New York 10281

Notice of Annual Meeting of Stockholders

to be held Wednesday, April 19, 2006

To the Stockholders of

DOW JONES & COMPANY, INC.

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of Dow Jones & Company, Inc. will be held at The American Express Building, 26th Floor Auditorium, Three World Financial Center, 200 Vesey Street, New York, New York on Wednesday, April 19, 2006 at 11:00 a.m. for the purposes of:

1.	Electing sixteen directors to each serve a one-year term expiring in 2007;

2.	Approving the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Company’s independent registered public accountants for 2006;

3.	Acting upon a proposal to adopt the Dow Jones 2006 Executive Annual Incentive Plan;

4.	Acting upon a stockholder proposal to require that different persons serve in the positions of Chairman of the Board and Chief Executive Officer and that the Chairman not be a current or former executive of the Company;

5.	Acting upon a stockholder proposal to require the Company to provide in the proxy statement complete details on the stockholder proposal submission process; and

6.	Transacting such other business as may properly come before the meeting.

Your attention is directed to the accompanying proxy statement for further information with respect to the matters to be acted upon at the Annual Meeting.

Stockholders of record at the close of business on February 24, 2006 are entitled to notice of the Annual Meeting and to vote. A list of stockholders of record will be available for examination by any stockholder for any purpose germane to the Annual Meeting for a period of ten days prior to the Annual Meeting at the Company’s offices, One World Financial Center, 200 Liberty Street, New York, New York.

Stockholders are requested to complete, date, sign and return the proxy in the enclosed postage prepaid envelope or to vote by telephone or via the Internet pursuant to the instructions in this proxy statement. Until your proxy is voted, you may revoke it by executing a later-voted proxy by telephone, mail or the Internet or by ballot vote at the Annual Meeting. Your prompt response will be appreciated.

By order of the Board of Directors,

Joseph A. Stern

Secretary

March 17, 2006

Dow Jones & Company, Inc.

200 Liberty Street, New York, New York 10281

Proxy Statement

Annual Meeting of Stockholders to be held Wednesday, April 19, 2006

Solicitation and Revocation of Proxies

This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Dow Jones & Company, Inc. of proxies for use at the Annual Meeting of Stockholders to be held at 11:00 a.m. on Wednesday, April 19, 2006 at The American Express Building, 26th Floor Auditorium, Three World Financial Center, 200 Vesey Street, New York, New York for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. We are sending this proxy statement and the proxies to stockholders beginning on or about March 17, 2006.

Registered stockholders may vote by: (i) executing and returning the enclosed proxy card; (ii) calling the toll-free telephone number specified on the proxy card; or (iii) voting via the Internet at the website specified on the proxy card. Registered stockholders who elect to vote by telephone or via the Internet need not return their proxy card. To ensure that your proxy is voted, it should be received by 11:59 p.m. Eastern Time the day prior to the Annual Meeting. Stockholders whose shares are held in the name of a bank, broker or other nominee must follow the voting instructions on the form they receive from their bank, broker or other nominee. Although most banks and brokers now offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements.

Each proxy will be voted in accordance with the stockholder’s instructions with respect to: (i) electing directors; (ii) approving the appointment by the Audit Committee of Pricewater- houseCoopers LLP as the Company’s inde- pendent registered public accountants for 2006;

(iii) adopting the Dow Jones 2006 Executive Annual Incentive Plan; and (iv) acting upon the two stockholder proposals. If no such instructions are specified, the proxies will be voted FOR the election of each person nominated for election as a director, FOR the approval of the appointment of PricewaterhouseCoopers LLP, FOR the adoption of the Dow Jones 2006 Executive Annual Incentive Plan and AGAINST each of the two stockholder proposals.

Until a proxy is voted, a stockholder may revoke it by delivering to the Company Secretary at the above address a subsequently executed proxy or a written notice of revocation or by executing a later-voted proxy by telephone or via the Internet. The cost of preparing and mailing this proxy statement and proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company by mail, telephone and personal solicitation, and no additional compensation will be paid to such individuals. The Company may also reimburse brokers and any entity holding stock in their names or in the name of a nominee on behalf of a beneficial owner for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock. In addition, the Company has retained D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005 to aid in the solicitation of proxies by mail, telephone, telecopy and personal solicitation and will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of the Company’s Common Stock and Class B Common Stock. For these services, the Company will pay D.F. King & Co., Inc. a fee of $12,000, plus expenses.

Common Stock Outstanding

At the close of business on the record date, February 24, 2006, there were outstanding and entitled to vote 63,003,074 shares of Common Stock and 20,211,166 shares of Class B Common Stock of the Company. Each share of Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to ten votes. The Common Stock, voting separately as a class, is entitled to elect seven directors at the Annual Meeting to each serve a one-year term expiring in 2007. The Common Stock and the Class B Common Stock vote together with respect to the election of nine directors at the Annual Meeting to each serve a one-year term expiring in 2007 and all other matters submitted to the stockholders.

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of January 20, 2006 (except as otherwise indicated), with respect to the number of shares of Common Stock and Class B Common Stock owned by the only persons who were known by the Company to own beneficially more than 5% of the outstanding Common Stock or Class B Common Stock.

Name and Address of Beneficial Owner	Title of Class	Shares Beneficially Owned(a)		Percent of Class(b)
Christopher Bancroft	Common	292,905	(c)	*
c/o Holme Roberts & Owen LLP	Class B	3,820,360	(c)	18.7%
1700 Lincoln Street
Denver, Colorado 80203
Michael B. Elefante	Common	3,543,253	(d)	5.7%
Hemenway & Barnes	Class B	5,703,632	(d)	27.9%
60 State Street
Boston, Massachusetts 02109
Timothy F. Fidgeon	Common	601,954	(d)	1.0%
Hemenway & Barnes	Class B	2,702,835	(d)	13.2%
60 State Street
Boston, Massachusetts 02109
Roy A. Hammer	Common	3,321,829	(e)	5.3%
Hemenway & Barnes	Class B	9,190,386	(e)	44.9%
60 State Street
Boston, Massachusetts 02109
Lynn Hendrix	Common	833,853	(d)	1.3%
Holme Roberts & Owen LLP	Class B	2,350,645	(d)	11.5%
1700 Lincoln Street
Denver, Colorado 80203
Jane C. MacElree	Common	3,051,006	(f)	4.9%
c/o Hemenway & Barnes	Class B	3,708,298	(f)	18.1%
60 State Street
Boston, Massachusetts 02109
Christopher H. Ottaway	Common	934,230	(g)	1.5%
c/o Ottaway Newspapers, Inc.	Class B	1,242,882	(g)	6.1%
Post Office Box 401
Campbell Hall, New York 10916

Name and Address of Beneficial Owner	Title of Class	Shares Beneficially Owned(a)		Percent of Class(b)
James H. Ottaway, Jr.	Common	1,428,937	(h)	2.3%
Mary H. Ottaway	Class B	1,237,003	(h)	6.0%
c/o Ottaway Newspapers, Inc.
Post Office Box 401
Campbell Hall, New York 10916
Lawrence T. Perera	Common	100,450	(d)	*
Hemenway & Barnes	Class B	3,477,000	(d)	17.0%
60 State Street
Boston, Massachusetts 02109
Michael J. Puzo	Common	49,723	(d)	*
Hemenway & Barnes	Class B	2,122,170	(d)	10.4%
60 State Street
Boston, Massachusetts 02109
Charles A. Ramunno	Common	833,853	(d)	1.3%
Holme Roberts & Owen LLP	Class B	2,350,645	(d)	11.5%
1700 Lincoln Street
Denver, Colorado 80203
Martha S. Robes	Common	1,562,106	(i)	2.5%
c/o Hemenway & Barnes	Class B	1,238,936	(i)	6.1%
60 State Street
Boston, Massachusetts 02109
Kurt F. Somerville	Common	702,543	(d)	1.1%
Hemenway & Barnes	Class B	1,306,817	(d)	6.4%
60 State Street
Boston, Massachusetts 02109
Elizabeth Steele	Common	1,856,355	(j)	3.0%
c/o Hemenway & Barnes	Class B	1,593,559	(j)	7.8%
60 State Street
Boston, Massachusetts 02109
Jean B. Stevenson	Common	1,322,078	(k)	2.1%
c/o Hemenway & Barnes	Class B	1,196,388	(k)	5.8%
60 State Street
Boston, Massachusetts 02109
T. Rowe Price Associates, Inc.	Common	9,363,004	(l)	14.9%
100 East Pratt Street
Baltimore, Maryland 21202
T. Rowe Price Equity Income Fund, Inc.	Common	4,476,000	(m)	7.1%
100 East Pratt Street
Baltimore, Maryland 21202
Stephanie M. Tuthill	Common	806,227	(d)	1.3%
Holme Roberts & Owen LLP	Class B	2,012,765	(d)	9.8%
1700 Lincoln Street
Denver, Colorado 80203
U.S. Trust Corporation	Common	3,644,142	(n)	5.8%
114 West 47th Street	Class B	2,739,644	(n)	13.4%
New York, New York 10036

(a)  Except as otherwise indicated, the beneficial owner has sole voting and investment power.

(b)  An asterisk under the column “Percent of Class” indicates that the named person beneficially owns less than one percent of the shares of Common Stock or Class B Common Stock outstanding.

(c)  Includes 100,000 shares of Common Stock and 3,477,000 shares of Class B Common

Stock held by Mr. Bancroft as trustee, as to which he shares voting and investment power with other trustees, including Messrs. Hammer and Perera. Also includes 187,905 shares of Common Stock and 343,360 shares of Class B Common Stock held by Mr. Bancroft as trustee of a revocable trust, as to which he shares voting and investment power with other trustees, including Ms. Tuthill and Messrs. Ramunno and Hendrix. Mr. Bancroft could acquire sole voting and investment power over such shares if he were to revoke the trust. Also includes 5,000 shares of Common Stock subject to options exercisable within 60 days after January 20, 2006.

(d)  Each indicated stockholder holds these shares as trustee or foundation director, shares voting and investment power as to such shares with other trustees and foundation directors (including other persons named above), and disclaims beneficial ownership as to such shares.

(e)  Includes 3,316,329 shares of Common Stock and 9,190,386 shares of Class B Common Stock held by Mr. Hammer as trustee, as to which he shares voting and investment power with other trustees (including other persons named above), and as to which he disclaims beneficial ownership. Also includes 500 shares of Common Stock held by a revocable trust for the benefit of Mr. Hammer, as to which he could acquire sole voting and investment power if he were to revoke the trust. Also includes 5,000 shares of Common Stock subject to options exercisable within 60 days after January 20, 2006.

(f)  Includes 2,451,217 shares of Common Stock and 3,186,245 shares of Class B Common Stock held by Mrs. MacElree as trustee, as to which she shares voting and investment power with other trustees, including Mr. Elefante with respect to 2,250,206 shares of Common Stock and 3,024,445 shares of Class B Common Stock, Mr. Hammer with respect to 2,250,206 shares of Common Stock and 3,024,445 shares of Class B Common Stock, Mr. Puzo with respect to 38,900 shares of Common Stock and 161,800 shares of Class B Common Stock, Mr. Fidgeon with respect to 658,818 shares of Class B Common Stock, U.S. Trust with respect to 1,059,500 shares of Common Stock and 1,440,250 shares of Class B Common Stock, and Mr. Somerville with respect to 520,468 shares of Class B Common Stock. Also includes 594,668 shares of Common Stock and 520,468 shares of Class B Common Stock held by Mrs. MacElree as trustee of a revocable trust, as to which she shares voting and investment power with other trustees, including Mr. Fidgeon and Mr. Somerville. Mrs. MacElree could acquire sole voting and investment power over such shares if she were to revoke the trust. Also includes 5,121 shares of Common Stock and 1,585 shares of Class B Common Stock owned by Mrs. MacElree’s spouse.

(g)  Includes 932,296 shares of Common Stock and 1,242,882 shares of Class B Common Stock held as trustee, as to which voting and investment power is shared with other trustees, including: Mr. James H. Ottaway, Jr. with respect to 803,905 shares of Common Stock and 1,220,203 shares of Class B Common Stock and Ms. Mary H. Ottaway with respect to 803,905 shares of Common Stock and 1,220,203 shares of Class B Common Stock. Also includes 1,412 shares of Common Stock owned by Mr. Ottaway’s spouse and 522 shares of Common Stock owned by Mr. Ottaway’s daughter.

(h)  Includes 76,050 shares of Common Stock subject to Mr. Ottaway’s options exercisable within 60 days after January 20, 2006. Also includes 126,750 shares of Common Stock and 5,460 shares of Class B Common Stock owned by Ms. Ottaway, Mr. Ottaway’s spouse. Mr. Ottaway holds 1,223,926 shares of Common Stock and 1,231,543 shares of Class B Common Stock held as trustee, as to which voting and investment power is shared with other trustees, including: Ms. Mary H. Ottaway with respect to 841,717 shares of Common Stock and 1,231,543 shares of Class B Common Stock and Mr. Christopher H. Ottaway with respect to 803,905 shares of Common Stock and 1,220,203 shares of Class B Common Stock.

(i)  Includes 786,263 shares of Common Stock and 878,280 shares of Class B Common Stock held by Mrs. Robes as trustee, as to which she shares voting and investment power with other trustees, including Mr. Elefante with respect to 10,413 shares of Common Stock and 6,997 shares of Class B Common Stock, Mr. Hammer with respect to 774,000 shares of Common Stock and 849,000 shares of Class B Common Stock, Mrs. Stevenson with respect to 774,000 shares of Common Stock and 849,000 shares of Class B Common Stock, and Ms. Steele with respect to 774,000 shares of Common Stock and 849,000 shares of Class B Common Stock. Also includes 769,182 shares of Common Stock and 359,927 shares of Class B Common Stock held by Mrs. Robes as trustee of revocable trusts, as to which she shares voting and investment power with other trustees, including Mr. Elefante and Ms. Steele. Mrs. Robes could acquire sole voting and investment power over such shares if she were to revoke the trusts. Also includes 6,661 shares of Common Stock and 729 shares of Class B Common Stock owned by Mrs. Robes’ spouse.

(j)  Includes 1,543,182 shares of Common Stock and 1,223,928 shares of Class B Common Stock held by Ms. Steele as trustee, as to which she shares voting and investment power with other trustees, including Mr. Hammer with respect to 779,000 shares of Common Stock and 849,001 shares of Class B Common Stock, Mrs. Stevenson with respect to 774,000 shares of Common Stock and 849,000 shares of Class B Common Stock, Mrs. Robes with respect to 1,543,182 shares of Common Stock and 1,208,957 shares of Class B Common Stock, and Mr. Elefante with respect to 768,841 shares of Common Stock and 15,000 shares of Class B Common Stock. Also includes 308,173 shares of Common Stock and 369,631 shares of Class B Common Stock held by Ms. Steele as trustee of a revocable trust, as to which she shares voting and investment power with other trustees, including Mr. Elefante and Mrs. Stevenson. Ms. Steele could acquire sole voting and investment power over such shares if she were to revoke the trust. Also includes 5,000 shares of Common Stock subject to options exercisable within 60 days after January 20, 2006.

(k)  Includes 774,700 shares of Common Stock and 849,000 shares of Class B Common Stock held by Mrs. Stevenson as trustee, as to which she shares voting and investment power with other trustees, including Mr. Elefante with respect to 700 shares of Common Stock, Mr. Hammer with respect to 774,000 shares of Common Stock and 849,000 shares of Class B Common Stock, Mrs. Robes with respect to 774,000 shares of Common Stock and 849,000 shares of Class B Common Stock, and Ms. Steele with respect to 774,000 shares of Common Stock and 849,000 shares of Class B Common Stock. Also includes 534,734 shares of Common Stock and 344,359 shares of Class B Common Stock held by Mrs. Stevenson as trustee of a revocable trust. Mrs. Stevenson could acquire sole voting and investment power over such shares if she were to revoke the trust.

(l)  T. Rowe Price Associates, Inc. held all of these shares as an investment adviser and had sole investment power over all of these shares and sole voting power over 2,094,880 of these shares. This information is based solely on a Schedule 13G filed with the SEC on February 14, 2006.

(m)  T. Rowe Price Equity Income Fund, Inc. held all of these shares as an investment adviser and had sole investment power over all of these shares and sole voting power over 4,476,000 of these shares. This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006.

(n)  U.S. Trust Corp. held all of these shares as trustee and had sole voting power over 2,838,468 shares of Common Stock and shared dispositive power with persons named above as to 3,323,697 shares of Common Stock. This information is based solely on a Schedule 13G filed with the SEC on February 14, 2006.

Security Ownership of Directors and

Management

The following table sets forth information as of January 20, 2006 (except as otherwise indicated) with respect to the number of shares of Common Stock and Class B Common Stock owned by each director, the five most highly compensated executive officers, and all directors and executive officers as a group.

Name	Title of Class	Shares Beneficially Owned(1)	Percent of Class(2)	Common Stock Equivalents(3)	Units in Common Stock Fund (3)
Christopher Bancroft (4)(5)	Common	292,905	*	8,852	—
	Class B	3,820,360	18.7%
Lewis B. Campbell	Common	1,250	*	3,315	7,185
	Class B	—	*
Eduardo Castro-Wright (6)	Common	—	*	—	—
	Class B	—	*
L. Gordon Crovitz (9)	Common	166,470	*	—	23,928
	Class B	—	*
Michael B. Elefante (4)	Common	3,543,253	5.7%	1,559	—
	Class B	5,703,632	27.9%
John M. Engler	Common	—	*	1,409	—
	Class B	—	*
Harvey Golub	Common	7,000	*	8,646	27,231
	Class B	—	*
Leslie Hill (4)(7)	Common	131,394	*	8,646	967
	Class B	79,504	*
Irvine O. Hockaday, Jr.	Common	8,000	*	11,745	12,164
	Class B	—	*
Dieter von Holtzbrinck	Common	5,000	*	6,273	1,628
	Class B	—	*
Karen Elliott House (8)(9)	Common	818,463	*	—	55,663
	Class B	4,027	*
Vernon E. Jordan, Jr.	Common	5,292	*	8,646	21,011
	Class B	105	*
Peter R. Kann (8)(9)	Common	818,463	*	—	55,663
	Class B	4,027	*
David K. P. Li	Common	13,032	*	10,350	29,438
	Class B	—	*
M. Peter McPherson	Common	5,000	*	8,150	11,919
	Class B	—	*
Frank N. Newman	Common	5,500	*	8,645	—
	Class B	—	*
James H. Ottaway, Jr. (10)	Common	1,428,937	2.3%	3,315	5,795
	Class B	1,237,003	6.0%
Elizabeth Steele (4)(11)	Common	1,856,355	3.0%	6,273	—
	Class B	1,593,559	7.8%
William C. Steere, Jr.	Common	6,000	*	8,645	25,281
	Class B	—	*
Paul E. Steiger (8)	Common	126,909	*	—	15,359
	Class B	—	*
Richard F. Zannino (9)	Common	320,994	*	—	38,769
	Class B	—	*
All directors and executive officers as a group	Common	8,049,313	12.9%	104,469	341,612
(23 persons) (12)	Class B	12,423,190	60.7%

(1) Except as otherwise indicated, the beneficial owner has sole voting and investment power. Includes shares of Common Stock subject to options exercisable within 60 days after January 20, 2006 held by non-employee directors as follows: Mr. Campbell (1,250 shares); Mr. Ottaway (76,050 shares); and all other non-employee directors (5,000 shares each) other than Messrs. Castro-Wright, Elefante and Engler, who have no options. Includes shares of Common Stock subject to options exercisable within 60 days after January 20, 2006 held by executives as follows: Mr. Kann (548,700 shares); Mr. Zannino (298,200 shares); Mr. Crovitz (148,600 shares); Ms. House (129,250 shares); and Mr. Steiger (110,083 shares).

(2) An asterisk under the column “Percent of Class” indicates that the named person beneficially owns less than one percent of the shares of Common Stock or Class B Common Stock outstanding.

(3) Each non-employee director, other than Messrs. Engler and Elefante (who served as directors for a portion of 2005) and Mr. Castro-Wright (who joined the Board as of February 1, 2006), was credited with $77,500. The dollar amount credited was deemed to be invested in shares of Common Stock (“stock equivalents”) for 2005. For additional information, see page 12. Pro-rated credits of $51,250 and $56,500 were provided to Mr. Engler and Mr. Elefante, respectively, since they served as directors for only a portion of 2005. Under the Dow Jones Deferred Compensation Program, directors were able to defer receipt of 2005 fees payable in cash and have such fees deemed invested in various investment alternatives, including the Dow Jones Common Stock Fund.

The Dow Jones Common Stock Fund is a unitized stock fund approximately 98% of which is made up of Dow Jones Common Stock; the remainder is made up of short-term investments, such as U.S. Treasury notes and bills, and corporate debt obligations. Because the Dow Jones Common Stock Fund includes Dow Jones Common Stock as well as cash and short-term cash equivalents, participants receive units of the Fund rather than shares of stock. Holders of Dow Jones Common Stock Fund units are entitled to dividend accruals in an amount equal to the dividends that such holders would have received as a holder of Common Stock shares if he or she owned the same market value of Common Stock shares. On January 20, 2006, the value of each unit in the Dow Jones Common Stock Fund was $15.22, and the market price of Dow Jones Common Stock was $37.16, so 2.44 units of Common Stock Fund equaled one share of Dow Jones Common Stock.

Under the Dow Jones Deferred Compensation Program, executive officers are able to elect to have certain compensation and amounts allocated by the Company to their accounts under the Supplementary Benefit Plan deemed to be invested in various investment alternatives, including the Dow Jones Common Stock Fund (for additional information, see footnote (4) to the Summary Compensation Table on page 16).

(4) As of January 20, 2006, Mr. Bancroft, Ms. Steele, Ms. Hill, certain of their relatives, and certain trusts and charitable organizations established by them, including trusts for which Mr. Elefante serves as trustee, owned beneficially a total of 8,352,025 shares (13.3%) of the outstanding Common Stock and 15,652,321 shares (76.5%) of the outstanding Class B Common Stock. Such shares account for approximately 61.7% of the votes represented by the outstanding Common Stock and Class B Common Stock. Mr. Bancroft, Ms. Steele and Ms. Hill, the trusts as to which they or certain of their relatives are trustees or have beneficial or reversionary interests, and the trustees of such trusts (including Mr. Elefante), may be considered in control of the Company and therefore its “parent.”

(5) Includes 187,905 shares of Common Stock and 343,360 shares of Class B Common Stock held by Mr. Bancroft as trustee of a revocable trust, as to which he shares voting and investment power with other trustees and as to which he could acquire sole voting and investment power if he were to revoke the trust. Also includes 100,000 shares of Common Stock and 3,477,000 shares of Class B Common Stock held by Mr. Bancroft as trustee, as to which he shares voting and investment power with other trustees.

(6) Information for Mr. Castro-Wright is as of February 1, 2006, the date upon which his service as a member of the Board of Directors commenced.

(7) Includes 7,152 shares of Common Stock and 492 shares of Class B Common Stock owned by Ms. Hill’s spouse. Also includes 5,480 shares of Common Stock and 4,296 shares of Class B Common Stock owned by Ms. Hill’s children.

(8) Mr. Kann and Ms. House are married. Includes shares owned by, or jointly with, spouses, as follows: Mr. Kann—155,960 shares of Common Stock and 124 shares of Class B Common Stock owned by his spouse; Ms. House—622,503 shares of Common Stock and 3,903 shares of Class B Common Stock owned by her spouse; and Mr. Steiger—193 shares of Common Stock owned by his spouse. Includes, with respect to Mr. Kann, 129,250 shares of Common Stock subject to options exercisable within 60 days after January 20, 2006 and 5,306 units in the Dow Jones Common Stock Fund held by his spouse. Includes, with respect to Ms. House, 548,700 shares of Common Stock subject to options exercisable within 60 days after January 20, 2006 and 50,357 units in the Dow Jones Common Stock Fund held by her spouse. Each of Mr. Kann and Ms. House disclaims beneficial ownership of the shares owned by the other. Mr. Steiger disclaims beneficial ownership of the shares owned by his spouse.

(9) Mr. Zannino became Chief Executive Officer and a director of the Company effective February 1, 2006. Mr. Kann will continue as Chairman until the Annual Meeting in 2007, the year in which he reaches the Company’s mandatory retirement age of 65. Mr. Crovitz became Executive Vice President, President of Dow Jones Consumer Media and Publisher of The Wall Street Journal Franchise effective February 22, 2006. Ms. House retired from the Company as of February 2006.

(10) See footnote (h) on page 4 above for a description of Mr. Ottaway’s ownership of Common Stock and Class B Common Stock.

(11) Includes 308,173 shares of Common Stock and 369,631 shares of Class B Common Stock held by Ms. Steele as trustee of a revocable trust, as to which she shares voting and investment power with other trustees and as to which she could acquire sole voting and investment power if she were to revoke the trust. Also includes 1,543,182 shares of Common Stock and 1,223,928 shares of Class B Common Stock held by Ms. Steele as trustee, as to which she shares voting and investment power with other trustees.

(12) Includes 1,443,533 shares of Common Stock subject to options that may be exercised by executive officers and directors within 60 days after January 20, 2006. Also includes shares owned by or jointly with their spouses, children and relatives sharing their homes.

Annual Report

The Company has delivered to all stockholders its Annual Report for the year ended December 31, 2005. The Annual Report includes an audited balance sheet as of that date and audited statements of income, stockholders’ equity and cash flows for the year then ended. The Annual Report is also available through the Company’s website at www.dowjones.com.

Voting Procedures

If a quorum is present at the Annual Meeting (i) a plurality of the votes cast by the shares of Common Stock voting separately as a class is required in order to elect a nominee to the office of director that the Common Stock is entitled to elect, (ii) a plurality of the votes cast by the shares of Common Stock and Class B Common Stock voting together is required in order to elect a nominee to the office of director that the Common Stock and the Class B Common Stock are entitled to elect, (iii) the affirmative vote of a majority of the votes cast by the shares of Common Stock and Class B Common Stock voting together that are present in person or represented by proxy and entitled to vote is required for the adoption of the Dow Jones 2006 Executive Annual Incentive Plan, (iv) the affirmative vote of a plurality of the votes cast by the shares of Common Stock and Class B Common Stock voting together is required in order to approve the appointment by the Audit Committee of PricewaterhouseCoopers LLP as independent registered public accountants, and (v) the affirmative vote of a plurality of the votes cast by the shares of Common Stock and Class B Common Stock voting together is required to approve each of the stockholder proposals. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will have no effect on the outcome of the vote. With regard to other proposals, votes may be cast in favor or against, or a stockholder may abstain. Abstentions will have no effect on the outcome of the vote. Shares represented by limited proxies that prohibit voting on a particular matter (so-called broker non-votes) will have no effect on the outcome of the vote. The shares represented by broker non-votes will be counted for quorum purposes.

Election of Directors

One of the purposes of the Annual Meeting is the election of sixteen directors to each serve a one-year term expiring in 2007. The Board of Directors has nominated the individuals listed below for election as directors. The holders of Common Stock voting separately as a class are entitled to vote for the election of Mr. Campbell, Mr. Golub, Mr. Hockaday, Mr. von Holtzbrinck, Mr. McPherson, Mr. Newman and Mr. Steere. The holders of Common Stock and Class B Common Stock voting together are entitled to vote for the election of Mr. Bancroft, Mr. Castro- Wright, Mr. Elefante, Mr. Engler, Ms. Hill, Mr. Kann, Sir David Li, Ms. Steele and Mr. Zannino. The proxies will be voted for the election of such individuals unless instructions are given to withhold authority to vote for one or more of them. For each nominated individual, the table below sets forth his or her age as of the date of the Annual Meeting and certain other information. Each of the persons named below is currently a director.

If for any reason any one or more of the persons named below should become unavailable for election, proxies will be voted for the election of such substitute nominees as the Board of Directors may propose.

Nominees for Election at the Annual Meeting:

Name	Age	Positions with the Company and Business Experience During the Past Five Years	Director Since
Christopher Bancroft(1)	54	Owner, Bancroft Operations (private investment firm)	1996
Lewis B. Campbell	59	Chairman, President and Chief Executive Officer, Textron Inc. (multi-industry company—aircraft, industrial and finance)(2)	2004
Eduardo Castro-Wright	51	President and CEO, Wal-Mart Stores, USA, Wal-Mart Stores, Inc.; Prior to October 2005, Executive Vice President and COO, Wal-Mart Stores, USA, Wal-Mart Stores, Inc.; Prior to February 2005, President and CEO, Wal-Mart Mexico, Wal-Mart Stores, Inc.; Prior to January 2003, President and COO, Wal-Mart Mexico, Wal-Mart Stores, Inc. (retail); Prior to July 2001, President and CEO, Honeywell Transportation & Power Systems (aerospace products manufacturer)	2006
Michael B. Elefante(3)	62	Partner, Hemenway & Barnes (law firm)	2005
John M. Engler	59	President and Chief Executive Officer, National Association of Manufacturers (industrial trade association); Prior to September 2004, President of the State and Local Government Group, EDS Corp. (business and technology solutions provider); Prior to 2004, Governor of Michigan(4)	2005

Name	Age	Positions with the Company and Business Experience During the Past Five Years	Director Since
Harvey Golub	67	Chairman of Campbell Soup Company (food and beverage company); Retired Chairman and Chief Executive Officer, American Express Company; Prior to December 2004, Senior Advisor to Lazard Freres (advisory investment bank); Prior to January 2001, Chief Executive Officer and, prior to April 2001, Chairman, American Express Company (travel and financial services company)(5)	1997
Leslie Hill(1)	52	Retired Airline Captain, American Airlines; Prior to August 2004, Airline Captain, American Airlines (airline)	1997
Irvine O. Hockaday, Jr.	69	Retired President and Chief Executive Officer, Hallmark Cards, Inc.; Prior to January 2002, President and Chief Executive Officer, Hallmark Cards, Inc. (greeting card manufacturer)(6)	1990
Dieter von Holtzbrinck(7)	64	Chairman of the Supervisory Board, Verlagsgruppe Georg von Holtzbrinck GmbH; Prior to May 2001, Chief Executive Officer and President, Verlagsgruppe Georg von Holtzbrinck GmbH (publishing company)	2001
Peter R. Kann(8)	63	Chairman of the Company; Prior to February 2006, Chairman and Chief Executive Officer of the Company	1987
David K.P. Li	67	Chairman and Chief Executive, The Bank of East Asia, Limited (banking)(9)	1993
M. Peter McPherson	65	President, National Association of State Universities and Land-Grant Colleges; President Emeritus, Michigan State University; Prior to December 2004, President, Michigan State University and Co-Chair, Partnership to Cut Hunger and Poverty in Africa (charitable organization)	1998
Frank N. Newman	63	Chairman and Chief Executive Officer, Shenzhen Development Bank (banking); Chairman Emeritus, Bankers Trust Corporation; Prior to July 1999, Chairman, President and Chief Executive Officer, Bankers Trust Corporation (banking); Prior to September 1995, Deputy Secretary of the United States Treasury(10)	1997
Elizabeth Steele(1)	57	President, Main Street Landing LLC (redevelopment company)	2001
William C. Steere, Jr.	69	Chairman of the Board Emeritus, Pfizer Inc.; Prior to January 2001, Chief Executive Officer, and, prior to July 2001, Chairman, Pfizer Inc. (pharmaceuticals)(11)	1997
Richard F. Zannino	47	Chief Executive Officer of the Company; Prior to February 2006, Executive Vice President and Chief Operating Officer of the Company; Prior to July 2002, Executive Vice President and Chief Financial Officer of the Company	2006

(1) Mr. Bancroft and Ms. Steele are first cousins. Ms. Hill is the first cousin, once removed, of Mr. Bancroft and Ms. Steele.

(2) Mr. Campbell is a director of Bristol-Myers Squibb Company.

(3) Mr. Elefante is a partner in the Boston law firm Hemenway & Barnes, which acts as the primary trustee for the Bancroft family, the controlling shareholder of Dow Jones. For additional information, see the table titled “Security Ownership of Certain Beneficial Owners” and related footnotes of such table, on page 2.

(4) Mr. Engler is a director of Munder Capital Management, Northwest Airlines and Universal Forest Products.

(5) Mr. Golub is Chairman of ClientLogic Corporation.

(6) Mr. Hockaday is a director of Aquila, Inc., Crown Media Holdings, Inc., The Estee Lauder Companies, Ford Motor Company and Sprint Corporation.

(7) See “Certain Relationships and Related Transactions” on page 26.

(8) Mr. Kann is married to Ms. House, who retired as of February 2006 from her positions as Senior Vice President of the Company and Publisher of The Wall Street Journal. Prior to her retirement, Ms. House reported to the Company’s Chief Operating Officer, and her compensation was set by the Compensation Committee of the Board of Directors.

(9)  Sir David Li is a director of The Bank of East Asia (Trustees) Limited, Guangdong Investment Limited, the Hong Kong and China Gas Company Limited, PCCW Limited and SCMP Group Limited.

(10) Mr. Newman is a director of GUS PLC.

(11)  Mr. Steere is a director of Health Management Associates, Inc., MetLife, Inc. and Pfizer Inc.

Board of Directors

Meetings of the Board and Committees; Director Compensation; Attendance

During 2005, the Board of Directors met nine times, the Audit Committee met eight times, the Compensation Committee met four times and the Corporate Governance Committee met six times. Effective July 1, 2005, the annual non-employee director’s fee was increased by $15,000 from $100,000 to $115,000, with a cash component of $30,000 and a deferred stock equivalent component of $85,000 (prior to July 1, 2005 the stock equivalent component was $70,000). The fee for each Board meeting attended was $2,500; the fee for each committee meeting attended was $2,000; and the annual fee for serving as a committee chairperson or vice-chairperson was $10,000. Deferred stock equivalents are credited quarterly, and the number thereof is determined based on the market price of the Company’s Common Stock on the last business day of the quarter for which payment is being made. It is expected that in the spring of 2006, director compensation will be reviewed.

From time to time, Board members are invited to attend meetings of Board committees of which they are not members; in such cases, such Board members receive a committee meeting fee. Management directors do not receive any fees related to their service on the Board or attendance of Board committee meetings.

Under the Dow Jones Deferred Compensation Program, directors are able to elect to defer receipt, in whole or in part, of any of their fees payable in cash. Deferred amounts are invested, at the electing director’s direction, in various investment alternatives including the Dow Jones Common Stock Fund. Amounts accrued under the Deferred Compensation Program will be paid in cash in a lump sum or in the form of an annuity either at separation of service or during his or her service as a director, as the director may elect.

During 2005, all directors of the Company attended at least 75% of the aggregate of: (i) the total number of meetings of the Board; and (ii) the total number of meetings held by all committees on which they served except: Mr. von Holtzbrinck attended 63% of such meetings and Mr. Jordan attended 71% of such meetings.

Functions of the Committees of the Board of Directors; Executive Sessions; Self-evaluations

The Audit Committee

The Audit Committee of the Board of Directors provides assistance to the Board in fulfilling its oversight responsibilities with respect to: the Company’s accounting and financial reporting processes; the Company’s systems of internal controls over financial reporting; the annual independent audit of the Company’s financial statements; the integrity of the Company’s financial statements; the Company’s compliance with applicable legal and regulatory requirements; the qualifications and independence of the Company’s independent registered public accountants; and the performance of the Company’s internal audit function and independent registered public accountants. The Committee also prepares the Audit Committee report included in this proxy statement. The members of the Audit Committee are Messrs. Newman (Chair), Golub (Vice-Chair), Engler, Li and McPherson. For more information on the purpose and responsibilities of the Committee, see the Audit Committee Charter, which is available for review on the Company’s website at www.dowjones.com and is available in print to any shareholder who submits a written request to the Company Secretary.

The report of the Audit Committee is included in this Proxy Statement under “The Audit Committee Report” on page 24.

The Compensation Committee

The Compensation Committee of the Board of Directors has direct responsibility to: review and approve corporate goals and objectives relevant to CEO compensation; evaluate the performance of the CEO in light of those goals and ob jectives; determine and approve (along with the other independent directors) the compensation level of the CEO based on this evaluation; and make recommendations to the Board with respect to the Chairman’s compensation, senior executive officer compensation, and incentive compensation and equity-based plans that are subject to Board approval. The Committee’s objective is to establish and administer a “total compensation program” that fairly and competitively rewards Company executives for current and long-term performance and that enhances stockholder value. To this end, the Committee reviews and exercises judgment on all elements of the executive compensation program, including salary increases, annual performance incentive award payments, and the Company’s long-term incentive program. The members of the Compensation Committee are Messrs. Hockaday, Jr. (Chair), Bancroft, Golub, McPherson and Newman. For more information on the purpose and responsibilities of the Committee, see the Compensation Committee Charter, which is available for review on the Company’s website at www.dowjones.com and is available in print to any shareholder who submits a written request to the Company Secretary.

The report of the Compensation Committee is included in this Proxy Statement under “Compensation Committee Report on Executive Compensation” on page 21.

The Corporate Governance Committee

The purpose of the Corporate Governance Committee of the Board of Directors is to take a leadership role in shaping the corporate governance of the Company. It considers and reports to the Board on matters relating to corporate governance. The Committee also considers and makes recommendations to the Board about the size of the Board and committee structure and membership. The Committee is responsible for developing and recommending to the Board the Company’s Principles of Corporate Governance. The Committee is also responsible for reviewing and setting compensation for non-employee directors (a responsibility delegated by the Compensation Committee). The members of the Corporate Governance Committee are Mesdames Hill and Steele and Messrs. Steere, Jr. (Chair), Campbell,

Elefante, Golub, Jordan and Li. For more information on the purpose and responsibilities of the Committee, see the Corporate Governance Committee Charter, which is available for review on the Company’s website at www.dowjones.com and is available in print to any shareholder who submits a written request to the Company Secretary.

One of the functions of the Corporate Governance Committee is to identify individuals who are qualified to be elected as directors or appointed to Board committees, consistent with criteria approved by the Board. Prospective members of the Board are selected for their character and wisdom, judgment and integrity, business experience and acumen. The Committee and the Board also seek to have a diversity of occupational and personal backgrounds represented on the Board. When identifying candidates for nomination to the Board, the Committee endeavors to select individuals who are qualified, and who would be willing, to carry out the obligations of a director, including those described in the Company’s Principles of Corporate Governance. See “Principles of Corporate Governance” on page 35. The Company’s Certificate of Incorporation provides that no director will stand for election on or after his or her 70th birthday. In addition, no director who is an employee of the Company will be eligible for re-election as a director after the termination of his or her employment.

The Corporate Governance Committee has sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm’s fees and other retention terms. The Corporate Governance Committee retained a search firm, which identified Mr. Castro-Wright as a director candidate.

Executive Sessions

In order to promote discussion among the non-management directors, executive sessions (that is, meetings of non-management directors without management present) are held to review such topics as the non-management directors determine. Starting in 2006, these meetings are held after each regularly scheduled Board meeting and the responsibility for organizing and chairing such executive sessions is delegated to a presiding director, who will communicate the results thereof to the Chairman and the CEO, as appropriate. The position of presiding director will alternate from meeting to meeting between the chairs of the Corporate Governance and Compensation Committees.

Self-Evaluations

The Board conducts annual self-evaluations to determine whether it and its committees are functioning effectively.

Policy Relating to Director Nominees

Proposed by Stockholders

A stockholder may propose a director candidate to the Corporate Governance Committee by written request (either by personal delivery or by United States mail, postage prepaid) addressed to the Company Secretary at 200 Liberty Street, New York, New York 10281. Each such written request must be received by no later than November 17, 2006, which is 120 calendar days prior to the anniversary of the mailing date of this proxy statement.

Each written request must set forth: (A) the name and address of (i) the stockholder recommending the proposed candidate and (ii) the proposed candidate; (B) a representation that the stockholder (i) has continuously held at least $2,000 in market value of the Company’s stock for at least one year as of the date the recommendation is made and will continue to hold those securities through the date of the Annual Meeting next following the date of the stockholder’s written request and (ii) intends to appear in person or by proxy at such Annual Meeting; (C) a description of all arrangements or understandings between such stockholder and the proposed candidate and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made by the stockholder; (D) such other information regarding the candidate proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission; and (E) the written consent of the proposed candidate to be nominated and named in the Company’s proxy statement as a candidate for election as a director and to serve as a director of the Company if so nominated and elected.

The Corporate Governance Committee may refuse to acknowledge the proposal of any candidate by a stockholder if not made in compliance with the foregoing procedure. Any proposed candidate properly recommended by a stockholder will be considered by the Committee in accordance with the standards set forth above that are applicable to all other proposed candidates. This Policy Relating to Director Nominees Proposed by Stockholders is available for review on the Company’s website at www.dowjones.com.

Director Independence

In accordance with the rules of the New York Stock Exchange (and with respect to the Audit Committee, also the rules of the Securities and Exchange Commission), the Board of Directors has determined that a majority of the directors are independent, and that all members of the Audit, Compensation and Corporate Governance Committees are independent. In connection with these determinations, the Board adopted standards concerning director independence. These Director Independence Standards are attached as Appendix A. All non-management members of the Board of Directors met these standards. Mr. Kann, Mr. Ottaway, who retired as an executive officer of the Company as of the end of 2003, and Mr. Zannino are not deemed independent.

The current independent directors are: Christopher Bancroft, Lewis B. Campbell, Eduardo Castro-Wright, Michael B. Elefante, John M. Engler, Harvey Golub, Leslie Hill, Irvine O. Hockaday, Jr., Dieter von Holtzbrinck, Vernon E. Jordan, Jr., David K.P. Li, M. Peter McPherson, Frank N. Newman, Elizabeth Steele and William C. Steere, Jr.

Communicating with the Board of Directors

Communications may be sent to the Board of Directors by: (i) writing either directly to the Company Secretary, or to the entire Board or to the non-management directors as a group in care of the Company Secretary, at the Company’s headquarters, 200 Liberty Street, New York, New York, 10281; or (ii) by calling the following toll-free telephone number in the U.S. and Canada: 1-800-461-9330, or outside the U.S. and Canada, by calling the following number collect: 720-514-4400. These numbers are administered by a service provider not affiliated with the Company. For more information relating to how the Company processes these communications, please see the Company’s Policy on Communicating Concerns, which is available for review on the Company’s website at www.dowjones.com.

The Board of Directors has adopted a formal policy, which is available for review on the Company’s website at www.dowjones.com, reflecting the Board’s expectation that all directors attend the Company’s Annual Meetings except under circumstances in which it would be unduly burdensome to do so. All of the directors, except one, attended the 2005 Annual Meeting.

Executive Compensation

The following tables and the Compensation Committee Report on Executive Compensation provide information as to the cash and non-cash compensation paid to, earned by or granted to each of the CEO and the four most highly compensated executive officers of the Company.

Summary Compensation Table

	Annual Compensation						Long-Term Compensation
							Awards		Payouts
Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		Other Annual Compen- sation	Restricted Stock Awards ($)	Securities Underlying Options (#)(2)	LTIP Payouts ($) (3)		All Other Compen- sation ($)(4)
Peter R. Kann(5)	2005		$990,315		$918,500	—	—	48,600		$681,712		$334,105
Chairman of the Board,	2004		$950,523		$835,000	—	—	88,100		$764,176		$271,818
Chief Executive Officer and	2003		$930,000		$540,000	—	—	91,900		$516,527		$159,651
Director
Richard F. Zannino (5)	2005		$756,653		$638,000	—	—	48,100		$365,627		$242,725
Executive Vice President and	2004		$726,769		$580,000	—	—	52,600		$341,997		$230,008
Chief Operating Officer	2003		$700,000		$353,000	—	—	50,700		$434,027		$149,916
L. Gordon Crovitz(5) Senior Vice President and President, Electronic Publishing	2005 2004 2003	$ $ $	503,179 476,660 441,958	$ $ $	310,000 300,000 174,164	— — —	— — —	24,000 25,000 31,000	$ $ $	243,752 236,555 227,506	$ $ $	142,964 114,644 99,778
Karen Elliott House(5)	2005		$530,992		$216,000	—	—	24,000		$239,636		$125,725
Senior Vice President and	2004		$513,384		$180,000	—	—	25,000		$135,556		$119,313
Publisher, The Wall Street Journal	2003		$500,000		$162,000	—	—	29,100		$113,778		$101,241
Paul E. Steiger	2005		$528,327		$200,000	—	—	8,700		$177,402		$124,292
Managing Editor, The Wall	2004		$513,384		$175,000	—	—	17,500		$135,556		$116,649
Street Journal	2003		$435,579		$148,164	—	—	18,400		$117,736		$98,815

(1)  Represents annual incentive compensation paid to the named executive officers. In 2005 and 2004, annual incentive compensation was slightly above target levels. See “Compensation Committee Report on Executive Compensation” on page 21. In 2003, annual incentive compensation amounted to, on average, about 70% of target levels.

(2)  In addition to stock options reflected in the column headed “Securities Underlying Options,” the indicated executives were granted contingent stock rights under the Dow Jones 2001 Long-Term Incentive Plan. The contingent stock rights granted during 2005 are reported in the long-term incentive plan table on page 18.

(3)  The payouts shown in the table for 2005 reflect the fair market value as of January 18, 2006 of the Final Awards made to the indicated executives under the Dow Jones 2001 Long-Term Incentive Plan in respect of the four-year performance period 2002-2005. The payouts shown in the table for 2004 reflect the fair market value as of January 19, 2005 of the Final Awards made to the indicated executives under the Dow Jones 1997 Long-Term Incentive Plan in respect of the four-year performance period 2001-2004. The payouts shown in the table for 2003 reflect the fair market value as of February 18, 2004 of the Final Awards made to the indicated executives under the Dow Jones 1997 Long-Term Incentive Plan in respect of the four-year performance period 2000-2003. Mr. Zannino’s eligibility for a Final Award for the 2000-2003 performance period was part of his initial compensation arrangement.

(4)  The amounts referred to above under “All Other Compensation” consist of the aggregate amounts contributed to the accounts of the indicated executives under the Dow Jones Retirement Program and the related Supplementary Benefit Plan in respect of the years indicated. For amounts contributed in respect of 2005, the Internal Revenue Code limits the allocation of the annual Company contribution for the benefit of any individual account under a qualified retirement plan to the amount which would be contributed to such individual account based on maximum annual compensation of $210,000, but permits additional contributions under a supplementary benefit plan. Pursuant to such a plan, the Company allocates to each individual earning more than $210,000 an amount equal to the additional amount that would otherwise have been allocated to him or her under the Dow Jones Retirement Program had there been no IRS limit.

With respect to 2005, the Company allocated under the Dow Jones Retirement Program $32,040 to the accounts of Mr. Kann, Mr. Zannino, Mr. Crovitz, Ms. House and Mr. Steiger. The Company has also credited the following amounts to the accounts of the indicated executives under the Supplementary Benefit Plan with respect to 2005: Mr. Kann—$302,065; Mr. Zannino—$210,685; Mr. Crovitz—$110,924; Ms. House—$93,685; and Mr. Steiger—$92,252.

(5)  Mr. Zannino became Chief Executive Officer and a director of the Company effective February 1, 2006. Mr. Kann will continue as Chairman until the Annual Meeting in 2007, the year in which he reaches the Company’s mandatory retirement age of 65. Mr. Crovitz became Executive Vice President, President of Dow Jones Consumer Media and Publisher of The Wall Street Journal Franchise effective February 22, 2006. Ms. House retired from the Company as of February 2006.

Option Grants In 2005

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation over Stock Option Term (3) 5% ($) 10% ($)
Peter R. Kann	48,600	6.3%	$41.14	1/19/15	$1,257,282	$3,186,702
Richard F. Zannino	48,100	6.2%	$41.14	1/19/15	$1,244,347	$3,153,917
L. Gordon Crovitz	24,000	3.1%	$41.14	1/19/15	$620,880	$1,573,680
Karen Elliott House	24,000	3.1%	$41.14	1/19/15	$620,880	$1,573,680
Paul E. Steiger	8,700	1.1%	$41.14	1/19/15	$225,069	$570,459

(1) The stock options become exercisable on January 19, 2008, the third anniversary of the date of grant.

(2) The exercise price of the stock options that were granted on January 19, 2005 is $41.14 per share, the fair market value of the Common Stock on that date.

(3) These amounts represent hypothetical gains based on assumed rates of appreciation over the entire ten-year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company’s Common Stock and the continued employment of the optionee throughout the vesting period.

Aggregated Option Exercises In 2005 And Year-End Option Values

			Total Number of Underlying Unexercised Options at December 30, 2005 (#)		Value of Unexercised In-the- Money Options at December 30, 2005 ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Peter R. Kann	—	$0	548,700	48,600	$44,600	$0
Richard F. Zannino	—	$0	298,200	48,100	$0	$0
L. Gordon Crovitz	—	$0	148,600	24,000	$6,801	$0
Karen Elliott House	—	$0	129,250	24,000	$12,265	$0
Paul E. Steiger	—	$0	110,083	8,700	$0	$0

(1) Amounts reflect the number of options at December 31, 2005 multiplied by the difference between the exercise price for the grant and the closing price of the Company’s Common Stock on December 30, 2005, the last trading day in 2005 ($35.49). The actual value, if any, that will be realized upon the exercise of an option will depend upon the difference between the exercise price of the option and the market price of the Common Stock on the date that the option is exercised.

Long-Term Incentive Plan—Awards In 2005

Name	Number of Shares, Units or Other Rights (1)	Performance or Other Period Until Maturation or Payout
Peter R. Kann (2)	66,800	2005-2007
Richard F. Zannino	39,700	2005-2007
L. Gordon Crovitz	17,200	2005-2007
Karen Elliott House (2)	17,200	2005-2007
Paul E. Steiger	11,900	2005-2007

(1) The long-term incentive plan awards are contingent stock rights granted under the Dow Jones 2001 Long-Term Incentive Plan, as amended. Each contingent stock right gives the holder the contingent right to receive up to the number of shares of Common Stock specified in the right (the “Initial Award”) following completion of the applicable performance period. The number of shares ultimately received (the “Final Award”) will depend on the extent to which performance criteria are achieved during the performance period and other factors. Participants may elect, subject to the approval of the Compensation Committee, to receive all or a portion of their Final Awards in cash, Common Stock or a combination of both. In addition, participants may defer receipt of up to 90% of their Final Awards under the Deferred Compensation Program. If a participant elects to receive all or a portion of the Final Award in cash, the amount of cash will equal the closing price of the Common Stock on the date of the Final Award multiplied by the number of shares of Common Stock as to which the election is being made.

During the performance period relating to each right, the Compensation Committee may adjust the performance criteria and otherwise modify the terms and provisions of the right. Also during the performance period, the holder receives as “dividend equivalents” an amount equal to the cash dividends that the holder would have received if the holder had owned the number of shares of Common Stock covered by the Initial Award during the entire performance period.

The Final Award ultimately received may be less than or equal to the number of shares set forth above. Satisfactory performance (as judged by the Compensation Committee in its discretion at the time of the payouts) is deemed competitively rewarded when the Final Award approximates two-thirds of the amounts set forth in the table above. Exceptional performance supports a Final Award in excess of two-thirds of the amounts set forth in the table above, but in no event more than 100% of such amounts.

At December 31, 2005, Mr. Kann held contingent stock rights covering a total of 187,400 shares; Mr. Zannino—103,200 shares; Mr. Crovitz—53,400 shares; Ms. House—52,300 shares; and Mr. Steiger—36,650 shares. At December 31, 2005, the fair market value of the Common Stock subject to such rights was as follows: Mr. Kann—$6,650,826; Mr. Zannino—$3,662,568; Mr. Crovitz—$1,895,166; Ms. House—$1,856,127 and Mr. Steiger—$1,300,709.

(2) Each of Mr. Kann and Ms. House will receive a Final Award with respect to his or her respective outstanding grant for the 2005-2007 performance period at the same time that final awards for that performance period are paid to other participants in the Long-Term Incentive Plan.

Separation Plan for Senior Management

The Dow Jones Separation Plan for Senior Management covers separations from service by senior executives including the executive officers named on page 16. In order to receive benefits under the Separation Plan, an eligible executive’s employment must have been terminated involuntarily, without “cause,” and he or she must enter into an agreement with the Company containing a covenant not to compete, confidentiality provisions and customary mutual releases and waivers. The Separation Plan, as amended and restated as of September 15, 2004, extends, on a prospective basis, only to employees in salary grades 1 through 7 (as opposed to the original separation plan, approved by the Board on September 16, 1998, that applied to employees in salary grades 1 through 9). Employees who were assigned to salary grades 8 and 9 on September 14, 2004 continue to participate in the Plan.

The Separation Plan provides for severance benefits equal to 18 or 24 months (depending on job level) of base salary and target annual incentive compensation. It also provides for the continuation of certain benefits during such 18 or 24 month period (the “Separation Period”) including those received under: the Company’s Retirement Program and the related Supplementary Benefit Plan; the health and dental care plans; and the executive death and group life, disability and accident insurance plans. In addition, terminated executives will receive a pro-rated Final Award with respect to each of his or her outstanding grants of contingent stock rights under the Company’s Long-Term Incentive Plan. Vested stock options held by a terminated executive will remain exercisable until the earlier of the expiration of the option and the last day (the “termination date”) of the Separation Period. Unvested stock options will continue to vest, and once vested will be exercisable, in accordance with their terms until the termination date; and all vested and unvested stock options will terminate on the termination date unless otherwise provided in another agreement with the Company.

The Separation Plan was filed as an exhibit to the Company’s Current Report on Form 8-K filed on September 20, 2004.

Executive Death Benefit Agreement

Under the executive death benefit agreement, senior executives (including the executive officers named on page 16) can elect to receive the actuarial value of a “death benefit” to which their beneficiaries would otherwise be entitled, as deferred compensation payable upon their retirement. A form of the executive death benefit agreement was filed as an exhibit to the Company’s Form 10-Q for the quarter ended September 30, 2002.

Compensation Committee Interlocks and

Insider Participation

Messrs. Hockaday (Chair), Bancroft, Golub, McPherson and Newman served on the Compensation Committee during 2005. There were no Compensation Committee interlocks, and no executive officer of the Company or any of its subsidiaries served as a member of the compensation committee (or other board committee performing similar functions) or on the board of directors of another entity in circumstances where one or more executive officers of that other entity served on the Compensation Committee or the Board of Directors of the Company.

Compensation Committee Report on Executive Compensation

The Compensation Committee and the

Compensation Program

The Compensation Committee consists of five independent directors. The principal role of the Committee is to: review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives and determine and approve (along with the other independent directors) the Chief Executive Officer’s compensation level based on this evaluation; and make recommendations to the Board with respect to the Chairman’s compensation, senior executive officer compensation, and incentive compensation and equity-based plans. The Committee’s objective is to establish and administer a “total compensation program” that fairly and competitively rewards Company executives for current and long-term performance and that enhances stockholder value. To this end, the Committee reviews and exercises judgment on all elements of the executive compensation program, including salary increases and annual incentive compensation, and the Company’s long-term incentive program.

The purpose of this report is to explain the Company’s executive compensation program and the operation of the Compensation Committee.

Elements of Compensation Program Considered by the Committee

The Committee reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation and evaluates his performance in light of those goals and objectives. In addition, the Committee recommends to the Board financial, strategic and individual performance measures for the other top executive officers at the Company and evaluates the individual performance of each in light of these measures.

We consider four elements of compensation: (i) base salary; (ii) annual incentive compensation; (iii) long-term incentive compensation; and (iv) retirement and other compensation.

Establishing and Administering a Competitive Program

The Committee retains outside compensation consultants and reviews competitive compensation and performance studies in developing and administering the total compensation program. We give continuing attention to changes in compensation practices, business trends and changes in applicable law and regulations in order to establish and administer a sound competitive compensation program. The competitive universe that we primarily consider includes the five largest newspaper publishers in the Dow Jones U.S. Publishing Index (the “Company’s peer group”) (see page 27), and we also review data on general industry trends and on certain other public companies which compete with one or more of the Company’s business segments.

With regard to annual and long-term incentive compensation for 2005, the Committee, in working with management and the Committee’s outside compensation consultants, determined that a substantial portion of executives’ awards would be based on the achievement of certain pre-established financial objectives. For Mr. Kann, a substantial portion of his annual incentive compensation for 2005 was based on the achievement of these pre-established financial objectives (60% based on earnings per share and 10% based on return on investment) and the balance was based on the achievement of specified strategic goals. For most of the remaining executive officers, a substantial portion of their annual incentive compensation was based on the achievement of pre-established financial objectives and the balance was based on the achievement of strategic goals and on individual performance.

Federal tax legislation in effect since 1994 eliminates the deductibility of compensation in excess of $1,000,000 paid to the Chief Executive Officer and the other four executive officers whose compensation is disclosed in the proxy statement. The law exempts compensation paid under plans that objectively tie compensation to performance.

Although the Company’s incentive compensation plans are designed to relate compensation to performance, certain elements of the plans used during 2005 did not meet the tax law’s requirements because they allow the Committee to exercise discretion in setting compensation. The Committee retained some measure of discretion with respect to the annual incentive plan and certain long-term incentive compensation; and therefore, for 2005, the deductibility of certain compensation paid to Messrs. Kann, Zannino and Crovitz and Ms. House was affected by this limitation.

Initial awards of contingent stock rights were granted under the 2001 Long-Term Incentive Plan (as amended) for the 2006-2008 performance period. In order for final awards to qualify as “performance-based compensation” under federal tax law, the Committee is not permitted, and currently does not intend, to exercise upward discretion in connection with the determination of final awards for the 2006-2008 performance period.

Starting in 2006, assuming approval by the Company’s stockholders, the annual incentive compensation of the Chief Executive Officer and the four most highly compensated executive officers of the Company (the “Named Executive Officers”) will be based on certain objective performance criteria in order for annual incentives to qualify as “performance-based compensation” under federal tax law. As the initial step, the Company would create a bonus pool, the funding of which would be based on Company performance with respect to the pre-established objective criteria, for the executives who have a reasonable chance of being one of the Named Executive Officers. The Compensation Committee would retain downward discretion with respect to the final payouts from the pool.

Committee Reporting

The Committee makes recommendations to the other independent directors regarding the total compensation of the Chief Executive Officer, and together with the other independent directors determines and approves the total compensation of the Chief Executive Officer. It also makes recommendations to the Board regarding the total compensation of the other members of senior management. More specifically, the Committee recommends to the Board (or in the case of the Chief Executive Officer, to the other independent directors) the Final Awards under the Company’s incentive plans for the Company’s top executives for each performance period. The Committee also recommends to the Board (or in the case of the Chief Executive Officer, to the other independent directors) stock-based awards for the Company’s executives.

Mr. Kann’s salary for 2005 was set at $995,000 during 2005. Normally, salaries for members of senior management are set after evaluating their individual contributions and performance, increased responsibilities in certain cases and the value of their jobs in the marketplace based on a review of the competitive compensation guidelines that were developed with advice from the Committee’s outside compensation consultants.

The annual incentive compensation for 2005 for the Named Executive Officers listed in the table on page 16 reflects the Company’s performance measured against financial and qualitative criteria established in the beginning of the year by the Committee. Financial criteria included earnings per share, return on investment and, where applicable, direct operating income at the executive’s business unit. It is the Committee’s view that the executive officers performed well on the qualitative measures in a difficult business environment by, among other things, controlling costs, continuing to invest in and enhance the quality of the Company’s products, improving operational efficiency and executing on the Company’s long-range strategic initiatives.

In January 2006, we determined contingent stock right payouts to Mr. Kann and other members of senior management under the Company’s 2001 Long-Term Incentive Plan (as amended). The Final Awards covered performance for the period 2002-2005 and were made after reviewing the Company’s performance on total stockholder return relative to other newspaper, media and financial services companies. We also considered progress toward achieving other Company objectives (quality of Dow Jones’ publications and services, level of customer satisfaction and commitment to innovative products and services), and individual performance. In the case of the 2002-2005 performance period, satisfactory performance (as judged by the Compensation Committee in its discretion at the time of the payouts) would be deemed rewarded at target levels when the Final Award approximated two-thirds of the number of shares in the Initial Award. Exceptional performance would have supported a Final Award in excess of two-thirds of the Initial Award.

Final Awards were made in January 2006 to Messrs. Kann, Zannino, Crovitz and Steiger and to Ms. House in amounts equal to 53.2% to 54.2% of their Initial Awards for the 2002-2005 period. The Named Executive Officers received their Final Awards in the form of Common Stock.

Mr. Kann’s Final Award for the 2002-2005 period was 17,888 shares of Common Stock. That represented a decrease of 687 shares from his Final Award for the 2001-2004 period. The fair market value of Mr. Kann’s Final Award for the 2002-2005 period was $681,712 (based on the closing stock price of $38.11 on the date Final Awards were determined), an amount approximately 11% lower in value than the Final Award for the 2001-2004 period of $764,176 (based on the closing stock price of $41.14 on the date Final Awards were determined).

In early 2006, we granted members of senior management (i) stock options and (ii) contingent stock rights for the 2006-2008 performance period. These grants tie a significant portion of each senior executive’s potential compensation to the Company’s long-term objectives and to the market value of the Company’s stock. The Committee will determine the actual number of shares of stock payable to an executive under the contingent stock rights following the end of the three-year performance period. It is expected that the final awards to all those receiving these grants will be based solely on the Company’s performance with respect to total shareholder return relative to an established group of newspaper and media companies.

The Committee believes that the number of contingent stock rights and stock options granted to individual executives should be set annually by the Committee after consultation with its consultants concerning competitive compensation levels and after consideration of each individual executive’s performance and potential future contributions to the Company.

The view of the Committee is that salaries for the senior executives of the Company generally should not deviate substantially from the median, and bonus and other incentive compensation opportunities should be somewhat above the median, of the competitive guidelines developed with the advice of the Committee’s consultants. The Committee believes that the compensation levels for the Chairman and the Chief Executive Officer and other senior executives reflect these criteria and are appropriate given performance during the periods covered.

Irvine O. Hockaday, Jr., Chairman

Christopher Bancroft

Harvey Golub

M. Peter McPherson

Frank N. Newman

Audit Committee

The Audit Committee Report

General.    The Audit Committee consists of five non-employee directors. The Committee met eight times during 2005. The Audit Committee reviews the Company’s accounting and financial reporting policies and practices, monitors the financial reporting process and reviews summary reports on internal control. The Audit Committee approves the nature of services provided by the independent registered public accountants and meets with the internal auditors and independent registered public accountants to review the scope and results of their services.

Committee Procedures.    During January and February 2006, the Audit Committee reviewed and discussed the 2005 audited financial statements with management and with the Company’s independent registered public accounting firm. In addition, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit Committee confirms that it has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent accountants their independence from the Company and management.

Based on the procedures and discussions referred to in the prior paragraph, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Frank N. Newman, Chairman

Harvey Golub, Vice-Chairman

David K.P. Li

M. Peter McPherson

John M. Engler

Committee Independence, Charter, and Audit Committee Financial Expert

The Board of Directors has determined that the members of the Audit Committee are independent (as defined by the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange). See “Board of Directors—Director Independence” on page 15. The Board of Directors has also determined that all members of the Audit Committee are “audit committee financial experts” (as defined by the rules of the Securities and Exchange Commission), and that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the New York Stock Exchange. The written charter for the Audit Committee is available on the Company’s website at www.dowjones.com.

Sir David Li serves on the audit committees of five public companies (including Dow Jones) that are registered under the U.S. Securities Exchange Act of 1934, as amended, and five non-registered companies that are publicly traded on the Hong Kong Stock Exchange. After consideration of the relevant factors, the Board concluded that Sir David Li has demonstrated his ability to serve effectively as a valued and diligent Audit Committee member continuously over the more than 10 years that he has been a member of the Committee, and that his ability to serve on the Committee is not impaired by his service on the audit committees of other public companies.

Audit Fees

For the years ended December 31, 2005 and 2004, the Company incurred an aggregate of $2,222,478 and $2,361,370, respectively, in fees for professional services rendered by its independent registered public accounting firm for the audit of its annual financial statements and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, which include the opinions on management’s assessment of the effectiveness of internal con -

trol over financial reporting in connection with compliance with Section 404 of the Sarbanes- Oxley Act of 2002.

Audit-Related Fees

For the years ended December 31, 2005 and 2004, the Company incurred an aggregate of $134,910 and $223,965, respectively, in fees for assurance and assurance-related services by its independent registered public accounting firm related to the performance of the audits and reviews of the Company’s financial statements. All these services were pre-approved by the Audit Committee.

Tax Fees

For the years ended December 31, 2005 and 2004, the Company incurred an aggregate of $2,072,877 and $1,699,083, respectively, in fees for professional services rendered by its independent registered public accounting firm for tax compliance, tax advice and tax planning, of which an aggregate of $948,089 and $869,252 pertained to tax compliance in 2005 and 2004, respectively, and an aggregate of $1,124,788 and $829,831 pertained to tax advice and tax planning services in 2005 and 2004, respectively. Tax compliance services included mainly corporate tax return preparation for the Company and individual tax return preparation for expatriate employees. Tax advice and planning services consisted primarily of tax advice and research regarding federal, international, state and local tax matters and reviews of tax returns filed in certain taxing jurisdictions in which the Company operates. All these services were pre-approved by the Audit Committee.

All Other Fees

For the years ended December 31, 2005 and 2004, the Company incurred $44,491 and $81,800, respectively, in fees for services rendered by its independent registered public accounting firm other than the services addressed in the preceding three paragraphs. These services related primarily to licensing of a database that provides publicly available technical accounting information and other software. All these services were pre-approved by the Audit Committee.

Audit Committee Pre-approval Process

On an annual basis, the independent registered public accounting firm presents a listing of all services expected to be performed in the ensuing one-year period, and fee estimates, in sufficient detail to enable the Audit Committee to perform an independence review of each service. The Audit Committee reviews and approves appropriate services.

For any additional services proposed to be performed by the independent registered public accounting firm during the year, management will evaluate the impact on the independent registered public accounting firm’s independence and obtain Audit Committee approval for such service. The Audit Committee has delegated interim pre-approval authority to a member of the Audit Committee.

Certain Relationships and Related Transactions

Mr. von Holtzbrinck is Chairman of the Supervisory Board and the former President and CEO of Verlagsgruppe Georg von Holtzbrinck GmbH (the “von Holtzbrinck Group”). Before mid-2005, the von Holtzbrinck Group, through subsidiaries, owned 10% of the equity of The Wall Street Journal Europe, Sprl (“WSJE”), and the Company, through its subsidiaries, owned 10% of the equity of a subsidiary of the von Holtzbrinck Group, Handelsblatt GmbH (HB). The cross shareholdings were reversed in mid-2005. In connection with the reversal of cross shareholdings, a von Holtzbrinck Group subsidiary paid €5,522,618.95 to a Company subsidiary in settlement of amounts due between the parties. Prior to the reversal of the cross shareholdings: (i) a von Holtzbrinck Group subsidiary had agreed to pay €1 million per year as a content license fee to the Company and to provide WSJE up to €1 million in free house ads annually; and (ii) WSJE had agreed to provide HB with up to €100,000 in free house ads annually. The Company and the von Holtzbrinck Group also have several other immaterial business relationships in Europe.

The Board has concluded that, in light of the reversal of the cross shareholdings and the financial immateriality of the existing relationships between the Company and the von Holtzbrinck Group, Mr. von Holtzbrinck is independent under the New York Stock Exchange rules.

Comparison of Total Stockholder Return

The following graph compares the performance of the Company’s Common Stock during the five-year period ended December 31, 2005 with the Standard & Poor’s 500 Stock Index (“S&P 500”) and the Dow Jones U.S. Publishing Index (formerly named the Dow Jones Media/ Publishing Index).

The S&P 500 includes 500 U.S. companies in the industrial, transportation, utilities and financial sectors and is weighted by market capitalization. The Dow Jones U.S. Publishing Index, which is also weighted by market capitalization, includes, in addition to the Company, the following twenty-four companies: American Greetings Corp., Belo Corp., Dex Media Inc., Dun & Bradstreet Corp., E.W. Scripps Co., FactSet Research Systems, Inc., Gannett Co. Inc., Getty Images Inc., Hollinger International Inc., Interactive Data Corp., John Wiley & Sons Inc., Knight Ridder Inc., Lee Enterprises Inc., McClatchy Co., McGraw-Hill Cos., Media General Inc., Meredith Corp., NAVTEQ Corporation, New York Times Co., R.H. Donnelley Corp., Reader’s Digest Association Inc., Scholastic Corp., Tribune Co. and Washington Post Co.

For purposes of the graph, it was assumed that $100 was invested in the Company’s Common Stock, the S&P 500 and the Dow Jones U.S. Publishing Index at closing prices on December 29, 2000. Dividends are assumed to be reinvested on the ex-dividend date.

Approval of Appointment of Independent

Registered Public Accounting Firm

The Board of Directors unanimously recommends that the stockholders vote to approve the Audit Committee’s appointment of PricewaterhouseCoopers LLP as independent registered public accountants of the Company for 2006. PricewaterhouseCoopers LLP were the Company’s independent registered public accountants in 2005. Stockholder approval of the appointment of such firm as independent registered public accountants will be requested at the 2006 Annual Meeting. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Adoption of the Dow Jones

2006 Executive Annual Incentive Plan

Introduction

On February 15, 2006, the Board of Directors, upon recommendation by the Compensation Committee, approved and adopted the Dow Jones 2006 Executive Annual Incentive Plan (the “Plan”). The purpose of the Plan is to provide a framework that is consistent with Section 162(m) of the Internal Revenue Code (the “Code”) under which the Company can pay annual bonuses to certain executive officers that are eligible to be tax deductible for federal income tax purposes. The annual bonus program is designed to enhance the Company’s ability to attract and retain qualified executives by providing them with an annual financial performance incentive.

The Board of Directors believes that it is in the best interests of the Company and its stockholders to provide for a stockholder-approved plan under which bonuses paid to certain executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the Company has structured the Plan in a manner such that payments under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code. In general, Section 162(m) of the Code places a limit on the deductibility for federal income tax purposes of the compensation paid to the Company’s Named Executive Officers (that is, the persons named in the Summary Compensation Table as determined under SEC rules) who were employed by the Company on the last day of its taxable year. Under Section 162(m), compensation paid to any such person in excess of $1 million in a taxable year is not generally deductible for federal income tax purposes. However, compensation that qualifies as “performance-based” as determined under Section 162(m) does not count against the $1 million limitation. One of the requirements of “performance-based” compensation is that the material terms of the performance goal under which compensation may be paid be disclosed to and approved by the Company’s stockholders. For purposes of Section 162(m), the material terms include: (i) the employees eligible to receive compensation; (ii) a description of the business criteria on which the performance goal is based; and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these aspects of the Plan is discussed below, and stockholder approval of the Plan will be deemed to constitute approval of each of these aspects of the Plan for purposes of the approval requirements of Section 162(m) of the Code.

Voting Required

An affirmative vote cast by the majority of the votes of the shares of Common Stock and Class B Common Stock voting together that are present in person or represented by proxy and entitled to vote is required in order for the Dow Jones 2006 Executive Annual Incentive Plan to be adopted.

Summary of the Plan

The following summary of the material features of the Plan is qualified in its entirety by reference to the complete text of the Plan. The full text of the Plan is appended hereto as Appendix B.

Administration

The Plan will be administered by the Compensation Committee, which consists solely of two or more “outside directors” (as such term is defined under Section 162(m) of the Code). The Company believes that each of the directors serving on the Compensation Committee currently qualifies as an “outside director.” The Compensation Committee has complete authority to make any and all decisions regarding the administration of the Plan, including prescribing, amending and rescinding rules and regulations relating to the Plan, defining terms not otherwise defined in the plan, determining which executives are eligible to be paid bonuses under the Plan and to which individuals, if any, bonus payments under the Plan are actually paid, establishing the performance criteria for awards under the Plan, certifying the extent to which the Company achieves any performance criteria targets or other conditions applicable to the payment of awards under the Plan, prescribing and amending the terms of any agreements or other documents entered into under or in connection with the Plan (which need not be identical), interpreting and construing the Plan, any rules and regulations under the Plan, and the terms and conditions of any awards under the Plan, and making all other determinations the Committee deems necessary or advisable for the administration of the Plan.

Eligibility

Each executive officer of the Company who is designated as a “participant” with respect to any performance period established by the Compensation Committee will be eligible to receive an award under the Plan with respect to such performance period. Non-employee directors are not entitled to participate in the Plan. Currently, six (6) executive officers are eligible to participate in the Plan in 2006.

Plan Operation

Within the earlier of (i) 90 days after commencement of a performance period, or (ii) the expiration of 25% of the performance period, the Compensation Committee will designate or approve:

•	the performance period (which the Plan defines to mean the Company’s fiscal year or such other period that the Committee may establish);

•	the executive officers who will be participants for the performance period; and

•	the relevant performance criteria and the respective targets for the performance period.

Business Criteria and Maximum Amount of Compensation Payable under the Plan

The performance criteria for any performance period will be any one or more of the following:

•	total stockholder return,

•	economic value added,

•	return on capital employed,

•	revenues,

•	sales,

•	net income,

•	operating income,

•	EBITDA,

•	EBITDA margin,

•	profit margin,

•	earnings per share,

•	return on equity,

•	cash flow,

•	operating margin, or

•	net worth,

in each case, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or affiliate, either individually, alternatively or in any combination, and measured over the applicable performance period on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group as specified by the Compensation Committee.

The maximum bonus that any one participant may be paid under the Plan with respect to any one fiscal year is $4 million. The Board of Directors does not currently intend to pay a bonus at the maximum level, even if performance is exceptional. The maximum bonus is established to comply with Section 162(m) of the Code.

Committee Certification and Determination of Awards

The bonus amount for each participant is determined after calculating the amount payable under the bonus formula approved at the beginning of the performance period for the participant. After the conclusion of each performance period, the Compensation Committee will determine and certify the extent to which the performance criteria applicable to the performance period were achieved and the bonus amount for each participant resulting from such achievement. The Compensation Committee has the authority to reduce or eliminate the amount of any bonus payable under the Plan to any participant; however, the Compensation Committee cannot increase the bonus amounts payable under the Plan in excess of the maximum that a participant would receive based on the bonus formula established for the participant at the beginning of the performance period. Thus, in administering the Plan, the Compensation Committee may establish performance criteria that would allow the Compensation Committee to pay a bonus at the high end of its targeted range, and then utilize its discretion to reduce the amount of the actual bonus paid to a participant.

Payment of Awards

Following the Compensation Committee’s determination of awards to be paid to participants, such awards will be paid in cash; provided, however, that the Compensation Committee may allow for deferral of bonus payments pursuant to the terms and conditions of the Company’s Deferred Compensation Plan or any other successor plan maintained by the Company.

A participant will not be eligible for payment pursuant to an award for a given performance period unless he or she is employed by the Company as of the last day of the performance period, unless otherwise provided by the Compensation Committee or pursuant to the terms of another Company policy or benefit arrangement. If a participant’s employment with the Company terminates during a performance period by reason of the individual’s retirement, death or disability, the individual will be entitled, subject to the Compensation Committee’s discretion, to reduce or eliminate any bonus otherwise payable to a pro-rated portion (based upon the number of months during the performance period that the individual was employed by the Company) of the bonus payment otherwise payable for such performance period.

Non-Exclusivity

Nothing contained in the Plan prevents the Board from adopting other or additional compensation arrangements that provide for bonuses or other forms of compensation for the Company’s executive officers, directors or other employees, whether or not stockholders approve the Plan. However, any such other or additional compensation arrangements will not be designed to provide Plan participants all or part of the compensation they would receive under the Plan regardless of whether the performance goal is attained. Such other arrangements may or may not qualify for deductibility under Section 162(m) of the Code and may be either applicable only for specific executives, directors or employees or may be generally applicable.

Duration and Amendment

The Board of Directors may, from time to time, alter, amend, suspend or terminate the Plan in whole or in part as it deems advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code. No such amendment, suspension or termination may be made which materially adversely affects awards previously made without the consent of the executives affected thereby.

Federal Income Tax Consequences

All amounts paid pursuant to the Plan constitute taxable income to the employee when received. If a participant elects to defer a portion of the bonus, the participant may be entitled to defer the recognition of income. Generally, and subject to Section 162(m) of the Code, the Company will be entitled to a federal income tax deduction when amounts paid under the Plan are included in the employee’s income. Subject to stockholder approval of the Plan, the failure of any aspect of the Plan to satisfy Section 162(m)

shall not void any action taken by the Compensation Committee under the Plan.

As stated above, the Plan is being submitted for stockholder approval at the Annual Meeting so that payments under the Plan can qualify for deductibility by the Company under Section 162(m) of the Code. However, stockholder approval of the Plan is only one of several requirements under Section 162(m) of the Code that must be satisfied for amounts payable under the Plan to qualify for the “performance-based” compensation exemption under Section 162(m) of the Code, and submission of the Plan to stockholder approval should not be viewed as a guarantee that all amounts paid under the Plan will in practice be deductible by the Company.

The foregoing is only a summary of the effect of federal income taxation upon employees and the Company with respect to amounts paid pursuant to the Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee’s death or the income tax laws of any municipality, state or foreign country in which the employee’s income or gain may be taxable.

New Plan Benefits

The Compensation Committee has designated the current fiscal year as a performance period for which awards may be paid under the Plan and has designated participants for the performance period. These designations are subject to stockholder approval of the Plan. Such bonuses, if any, paid to the participants for the current fiscal year and awards payable for any subsequent performance periods are, as described above, subject to the discretion of the Committee and therefore are not determinable at this time. However, no award under the Plan will exceed the maximum annual limit.

If stockholders approve the Plan, the Plan will continue for 2006 and future years until stockholder approval of the performance criteria is again required under the Code.

If stockholders do not approve the Plan, no incentive awards will be made for 2006 and future years under the Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ADOPTING THE DOW JONES 2006 EXECUTIVE ANNUAL INCENTIVE PLAN.

Stockholder Proposals

Proposal No. 1:

The Independent Association of Publishers’ Employees (“IAPE”), The Newspaper Guild CWA Local 1096, 14 Washington Road, Suite 521, Princeton Junction, New Jersey, 08550, which holds of record 55 shares of Common Stock and 10 shares of Class B Common Stock, has informed the Company that it intends to present the following resolution at the Annual Meeting:

RESOLVED: The stockholders request that the Board of Directors take the steps that may be necessary in compliance with state law, and without affecting the unexpired term of any director, to require that different persons shall serve in the positions of Chairman of the Board and Chief Executive Officer, and that the Chairman shall not be either a current or former executive of the Company.

IAPE has submitted the following statement in support of its proposal:

The positions of the Chairman of the Board and Chief Executive Officer (CEO) have been occupied by Peter Kann since July of 1991. However, as one corporate governance expert has observed, “leading the Board and leading the company are two distinct and important jobs.” (Fortune, October 14, 2002)

The Chairman of the Board is generally responsible for presiding at Board meetings and setting the agenda of the Board of Directors. According to the Company’s Principles of Corporate Governance, this agenda should include the review and approval of major strategies and plans, review of the annual corporate budget, the evaluation and compensation of the

CEO, and the review of systems for compliance with applicable laws, regulations and accounting rules.

In contrast, the Chief Executive Officer is primarily responsible for managing operations. He also executes the strategies and plans that are approved by the Board.

Jeffrey Garten, the Dean of the Yale School of Management, has declared that “fundamental conflicts of interest can exist” when the “CEO also runs his company’s board.” (Business Week, Nov. 11, 2002) Such conflicts could arise whenever the Board performs its duty of evaluating the performance of the CEO, questioning major strategies and plans, or monitoring the Company’s compliance with laws, regulations and accounting rules. Dean Garten concluded, “it is much more difficult for a Board to monitor a chief executive’s performance and hold him accountable for results if the CEO is also the chairman.”

On January 9, 2003, a blue-ribbon commission of financial leaders expressed a preference for separating the positions of Chairman and CEO, while giving a lesser endorsement to alternatives that call for a lead or presiding director (Report of the Conference Board Commission on Public Trust and Private Enterprise). In commenting on the recommendation, the Co-Chair of the Commission declared that “a primary concern in a significant number of scandals is that strong CEO’s appear to have exerted a dominant influence over their boards, often stifling the efforts of directors to play the central oversight role.” (Chicago Tribune, Jan. 10, 2003)

According to a 2003 report of the Investor Responsibility Research Center, “thirty percent of S&P 1,500 companies… have a CEO who does not simultaneously serve as the company chair, up from 26 percent in 2001.” The report adds that 17 percent of those companies “have a lead or presiding director position.”

We believe that separating the positions of Chairman and CEO would constitute a significant improvement in corporate governance. Your support could make this important change happen.

Board of Directors’ Position

The Board of Directors believes that it is not in the best interests of the Company and its stockholders to adopt the proposal, which would prohibit the offices of Chairman and Chief Executive Officer from being held by the same person and would prevent a former or current executive from holding the office of Chairman. It is the view of the Board of Directors that it should be free to make decisions concerning the positions of Chief Executive Officer and Chairman of the Board in a manner that is best for the Company at any particular point in time.

Historically, the positions of Chairman and Chief Executive Officer of the Company have been held by one individual. As of February 1, 2006, the Board appointed Richard Zannino as Chief Executive Officer of the Company, reporting to the Board of Directors, and determined that Peter Kann, who formerly was Chairman and Chief Executive Officer, should serve as Chairman until April 2007. The Board has not made any determination who will serve as Chairman after that date. The Board believes that the continuity provided by these transitional arrangements and the maintenance of flexibility regarding the Company’s future senior management structure are in the best interests of the Company and its stockholders.

The Board of Directors believes it is in the best position to determine how to staff the positions of Chairman of the Board and Chief Executive Officer. The proposal would, instead, require a particular structure and thus severely limit the Board’s flexibility. The Board recommends a vote against the proposal so that it will retain the flexibility to determine appropriate Board and management leadership from time to time in the future.

Further, independent oversight of management is effectively conducted and maintained through the composition of the Board. Fourteen of the sixteen persons nominated to serve as directors are non-management directors and are independent under the NYSE rules. Moreover, in addition to the Board, various committees of the Board perform oversight functions independent of management.

The Compensation Committee of the Board is comprised entirely of independent directors and provides active, independent oversight and evaluation of the performance of all executive officers of the Company, including the Company’s Chairman and its Chief Executive Officer. The evaluation of the performance of the Chairman and the Chief Executive Officer is the express responsibility of the Compensation Committee. The Chairman and the Chief Executive Officer will not be present during the performance and salary review.

The Audit Committee is also comprised entirely of independent directors, which allows for independent and objective oversight of the Company’s financial practices, regulatory compliance, accounting procedures and financial reporting functions.

In addition, the Board has determined to hold executive sessions (meetings of non- management directors without management present) after each Board meeting to promote discussion among the non-management directors and assure independent oversight of management. These executive sessions are led by a presiding independent director, alternating from meeting to meeting between the chairs of the Compensation and Corporate Governance Committees.

The Company’s Corporate Governance Committee is also comprised entirely of independent directors. The Committee also takes an active leadership role in shaping the corporate governance of the Company by considering and reporting to the Board on matters relating to corporate governance. The Company’s revised Principles of Corporate Governance, as adopted by the Board of Directors in February 2006, state that “[i]t is the policy of Dow Jones that the Board shall determine from time to time whether the positions of Chairman of the Board and Chief Executive Officer should be held by the same person.”

The Board believes that the Company’s corporate governance structure, with its emphasis on independence and accountability, makes it unnecessary to require that the offices of Chairman and Chief Executive Officer be separated or to preclude current or former executives from serving as Chairman. The Board believes adopting such a rule would only serve to limit governance options available to the Board.

The Board believes that the interests of the Company and its shareholders are best served at the present time by maintaining the structure in which the former Chief Executive Officer serves as Chairman until April 2007, and the Chairman and the Chief Executive Officer are subject to oversight by the Company’s non-management directors. Historically, the Board has concluded that it was best to have the leadership and decisive direction provided by having one person serve as Chairman and Chief Executive Officer, acting as a bridge between the Board and the operating organization and proposing the Board’s agenda from among the many issues facing the Company on a day-to-day basis.

In summary, the Board believes it would be unwise to require that the offices of Chairman and Chief Executive Officer be separated or to preclude current or former executives from serving as Chairman. The Board believes that combining the two offices, or permitting a former or current executive to serve as Chairman, does not adversely affect the Board’s exercise of its oversight responsibilities or compromise its independence. The Board believes that the interests of the Company and its stockholders are best served by continuing the Board’s flexibility to determine how best to organize the leadership of the Company as circumstances warrant from time to time.

A substantially similar proposal was presented at the 2004 and 2005 Annual Meetings by the same stockholder and was defeated, in each instance, by the vote of the Company’s stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST ADOPTION OF THIS PROPOSED RESOLUTION.

Proposal Number 2:

Mr. John Jennings Crapo, P.O. Box 400151, Cambridge, Massachusetts, 02140-0002, who holds of record 248 shares of Common Stock, has informed the Company that he intends to present the following proposal at the Annual Meeting. The proposal has been reproduced, in relevant part, verbatim in the form in which it was received by the Company:

“My shareholder proposal and supporting statement: Shareholders of this company, Dow Jones & Co., Inc. (“DJ”) request the Board of DJ cause to be published in it’s proxy statement the complete details how a shareholder proposal may be introduced to us. We have uncertainties about this.”

Board of Directors’ Position

The Board of Directors opposes Mr. Crapo’s proposal because it believes the disclosure that the Company provides in its proxy statement and on its website is sufficient. The Company’s proxy statement disclosure regarding stockholder proposals set forth under the heading “Submission of Stockholder Proposals” complies with the rules of the SEC and is consistent with the disclosures of comparable public companies. In addition, the Company publishes on its website detailed guidance on submitting shareholder proposals. See “Shareholder Proposals” at www.dowjones.com. The Company will provide a written copy of this guidance to any stockholder upon written request to the Company Secretary.

In summary, the Board believes that the Company’s current disclosure regarding the submission of stockholder proposals is sufficient and that no additional disclosure is necessary.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST ADOPTION OF THIS PROPOSAL.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than ten percent of the outstanding Common Stock or Class B Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are also required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

Under SEC rules, companies must report in their proxy statements failures to file reports on a timely basis. Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons or their agents that no Form 5 annual reports were required for those persons, the Company believes that during 2005 all filing requirements under Section 16(a) of the Exchange Act applicable to its executive officers, directors, and greater than ten-percent beneficial owners were complied with except for the following by Mr. James H. Ottaway, Jr.: two transactions that occurred in 2005 were filed late on a February 2006 Form 5; thirteen transactions that occurred in 2004 and ten transactions that occurred in 2005 were reported late on a July 2005 Form 4; and seven transactions that occurred in 2005 were reported late on a July 2005 Form 4.

Principles of Corporate Governance

The “Dow Jones & Company Principles of Corporate Governance,” which were originally adopted by the Board of Directors in 1997, were revised in February 2006. The Principles, which are available on the Company’s website at www.dowjones.com and are available in print to any shareholder who requests them, are set forth below.

1.	The principal duty of the Board of Directors and management of Dow Jones & Company is to assure that the Company is well-managed in the interests of its shareholders. Dow Jones seeks to protect and preserve the quality, independence and integrity of its products and services, including The Wall Street Journal, on which the Company’s long-term prosperity and public mission depend.

2.	Dow Jones is owned by its shareholders; the shareholders, in turn, elect the Company’s Board of Directors. The Board plays the central role in the Company’s governance; it is the Company’s decision-making authority on all matters except those reserved to the shareholders or delegated to management. The Board, in turn, selects the Company’s Chairman and the Chief Executive Officer and approves the appointment of other members of senior management; senior management is charged with the conduct of the Company’s business.

3.	The primary functions of the Board are:

•	review and, where appropriate, approval of the financial objectives, major strategies and plans, and major corporate actions of Dow Jones;

•	selection and evaluation of Dow Jones’ Chairman and Chief Executive Officer;

•	determining senior management compensation;

•	periodic review of management succession plans;

•	selection and recommendation to shareholders for election of appropriate candidates for service on the Board;

•	review of the adequacy of the Company’s systems for compliance with all applicable laws and regulations, for safeguarding the Company’s assets and for managing the major risks it faces; and

•	provision of advice and counsel to senior management.

4.	The Board will have a majority of directors who satisfy the criteria for “independent directors” in accordance with the rules of the New York Stock Exchange. The Company will make determinations about the independence of the Board members and may base such findings on, among other things, certain specific criteria that, if adopted by the Board, will be disclosed in the Company’s annual proxy statement. Consistent with the rules of the New York Stock Exchange and the Company’s policy of promoting vigorous representation for shareholders, ownership of a significant equity interest in the Company, no matter how great, is not by itself a bar to a finding of independence by the Company.

5.	The number of directors will not exceed a number that can function efficiently as a body. The Corporate Governance Committee, in consultation with the Chairman and the CEO, considers and makes recommendations concerning the appropriate size and membership needs of the Board. The number of directors shall be fixed at sixteen except as the Board or the shareholders may approve in accordance with the Company’s charter and by-laws. The Corporate Governance Committee also considers candidates to fill new Board positions created by expansion and vacancies that occur by resignation, retirement or for any other reason.

6.

Prospective members of the Board are selected for their character and wisdom, judgment and integrity, business experience and acumen. The Corporate Governance Committee also seeks to have a variety of occupational and a diversity of personal backgrounds represented on the Board. No director shall stand for election on or after his or her 70th birthday. No director who is an employee of the Company will be eligible for re-election as a director after the termination of his or her employment.

7.	Upon election, directors receive a package of orientation materials and an extensive review of the Company and its businesses from senior managers. The Board will have at least seven regularly scheduled meetings each year. Additional special and telephonic meetings will be held as necessary. Directors are expected to attend all Board meetings and all meetings of the Committees of which they are a member. They are expected to spend such time as may be necessary to review meeting materials in advance and otherwise to discharge their responsibilities properly. In addition, Board members are encouraged to visit Company facilities throughout their tenure on the Board. The Company will endeavor to provide continuing educational opportunities to directors on request to enable them to better perform their duties.

8.	All directors are expected to own stock in Dow Jones. The Compensation Committee annually reviews the compensation of directors. The Company believes that a substantial part of directors’ compensation should be stock-based. The Company’s executive officers will not receive additional compensation for their service as directors. Compensation for non-employee directors should be competitive with those of corporations of comparable size and with those of the Company’s competitors and peers. The Board believes that the independence of a director may be compromised when compensation exceeds what is customary, or when the Company makes substantial charitable contributions to organizations with which a director is affiliated or otherwise provides indirect forms of compensation to a director.

9.	Because of the nature of the Company’s publishing business, no management directors are permitted to serve as directors of other public companies, except as representatives of Dow Jones in cases in which the Company owns shares in another company.

10.	It is the general policy of the Company that all major decisions be considered by the Board as a whole. This allows the Company to gain the advantage of the collective wisdom of the Board. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to or required by regulations of the New York Stock Exchange for the operation of Dow Jones as a publicly-owned company. Currently these committees are the Executive Committee, the Audit Committee, the Compensation Committee and the Corporate Governance Committee. Each of the Audit, Compensation and Corporate Governance Committees will have its own charter, which will be approved by the full Board. These charters will, among other things, set forth the purposes and duties of the respective Committees, and provide for annual performance evaluations of the Committees.

11.	Membership on the Audit, Compensation and Corporate Governance Committees is limited to independent directors, as defined by the rules of the New York Stock Exchange and any other applicable laws and regulations. The members and chairs of these Committees are recommended to the Board by the Corporate Governance Committee in consultation with the Chairman and CEO and are selected according to criteria that the Board determines to be in the best interest of the Company and its stockholders.

12.	The Chairman, the CEO and other senior managers attending meetings of Board Committees do so by invitation.

13.	Each of the Audit, Compensation and Corporate Governance Committees has the authority to hire independent legal, financial, accounting and other advisors as necessary or appropriate to fulfill its duties.

14.

The frequency, length and agenda of meetings of each of the Committees are determined by the chair of the Committee in accordance with the provisions of the Committee charters. Whenever possible, materials related to agenda items will be provided to Committee members sufficiently in advance of Committee meetings to allow the directors to prepare for discussion. Sufficient time to consider the agenda items will be provided.

15.	It is the policy of Dow Jones that the Board shall determine from time to time whether the positions of Chairman of the Board and Chief Executive Officer should be held by the same person.

The Board will review the Company’s succession planning, focusing on evaluating potential successors to the Chairman and the CEO, as well as its policies regarding succession in the event of an emergency or the retirement of the Chairman or the CEO. The CEO will make available his or her recommendations and evaluations of potential successors to the full Board.

16.	The Chairman and the CEO are responsible for establishing effective communications with the Company’s stakeholder groups, i.e., shareholders, customers, employees and others in accordance with the determinations of the Board. It is the policy of Dow Jones that management speaks for the Company.

17.	The Chairman, in consultation with the CEO, sets the agenda for meetings of the Board with the understanding that certain items pertinent to the advisory and monitoring functions of the Board be brought to it periodically by the Chairman and the CEO for review or decision.

For example, the annual corporate budget is reviewed by the Board, and capital expenditures above a certain threshold amount (currently $15 million) are approved by the Board. Agenda items that fall within the scope of responsibilities of a Board Committee are reviewed with the chair of that Committee, who presents these matters to the Board. Any Board member may request that an item be included on the agenda.

18.	Whenever possible, materials related to agenda items will be provided to Board members sufficiently in advance of Board meetings to allow the directors to prepare for discussion. Sufficient time to consider the agenda items will be provided.

19.	Generally, presentations of matters to be considered by the Board are made by the manager responsible for that area of the Company’s operations. In addition, Board members have free access to all other members of management and employees of the Company and, as necessary, its independent advisors. Furthermore, as necessary or appropriate to fulfill their duties, the directors shall have the authority to hire independent legal, financial, accounting and other advisors.

20.	To promote discussion among the non-management directors, executive sessions or meetings of non-management directors without management present are held at each regularly scheduled meeting of the Board to review such topics as the non-management directors shall determine, including:

•	the report of the independent auditors;

•	the criteria upon which the performance of the Chairman, CEO and other senior managers is based;

•	the performance of the Chairman and the CEO against such criteria;

•	the compensation of the Chairman, CEO and other senior managers;

•	the Company’s management succession plans; and

•	the performance of the Board.

Additional executive sessions or meetings of non-management directors may be held from time to time as required, or as requested by directors. The responsibility for organizing and chairing such executive sessions will be delegated to a presiding director, who will communicate the results thereof to the Chairman and the CEO, as appropriate. The position of presiding director will alternate from meeting to meeting between the chairs of the Corporate Governance Committee and the Compensation Committee, unless the non-management directors otherwise determine. The Company will disclose a method to communicate directly with the non-management directors, for any interested party wishing to do so.

21.	The Board will conduct an annual self-evaluation to determine whether it and its Committees are functioning effectively.

22.	These principles will be reviewed by the Board from time to time.

Code of Conduct

The Dow Jones Code of Conduct and the Directors’ Code of Conduct are available for review on the Company’s website at www.dowjones.com and are available in print to any shareholder who submits a written request for them to the Company Secretary.

Submission of Stockholder Proposals

Under Rule 14a-8(e) of the Securities Exchange Act of 1934, a stockholder proposal intended for inclusion in next year’s proxy statement must be received by the Company at its principal executive offices no later than November 17, 2006, which is 120 calendar days prior to the anniversary of the mailing date of this proxy statement, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

Rule 14a-4(c)(1) establishes a different deadline for submission of stockholder proposals that are not intended to be included in the Company’s proxy statement. Rule 14a-4(c)(1) relates to the discretionary voting authority retained by the Company with respect to proxies. With respect to any stockholder proposal for next year’s Annual Meeting submitted after January 31, 2007 (45 calendar days prior to the anniversary of the mailing date of this proxy statement), the Company retains discretion to vote proxies it receives as the Board of Directors sees fit. With respect to proposals submitted before January 31, 2007, the Company retains discretion to vote proxies it receives as the Board of Directors sees fit, only if (i) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (ii) the proponent does not issue a proxy statement with respect to the proposal in compliance with Rule 14a-4(c)(2).

For more detailed information regarding the process for submitting shareholder proposals, see “Shareholder Proposals” at www.dowjones.com. If you would like to have the information mailed to you, please submit your written request to Mr. Joseph A. Stern, Company Secretary, Dow Jones & Company, Inc., 200 Liberty Street, New York, NY 10281.

Delivery of Documents to Security Holders Sharing an Address

In accordance with notices that we sent to certain stockholders, we are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a household mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Mr. Mark J. Donohue, Dow Jones & Company, Inc., P.O. Box 300, Princeton, New Jersey 08543 or call Investor Relations at 212-416-2000. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact us if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

Other Matters

The Company knows of no other matter to be brought before the 2006 Annual Meeting. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote the same with respect to any such matter in accordance with their best judgment.

Stockholders who do not expect to attend the 2006 Annual Meeting in person are requested to complete, date, sign and return the proxy promptly in the enclosed postage prepaid envelope or to vote promptly by telephone or via the Internet.

A copy of the Company’s Annual Report on Form 10-K that was filed with the Securities and Exchange Commission on March 6, 2006 is available to interested stockholders on the Company’s website at www.dowjones.com and upon written request to Mr. Mark J. Donohue, Director, Investor Relations, Dow Jones & Company, Inc., P. O. Box 300, Princeton, New Jersey 08543.

By order of the Board of Directors,

Joseph A. Stern

Secretary

New York, New York

March 17, 2006

A-1

APPENDIX A

DOW JONES & COMPANY, INC.

Director Independence Standards

(As amended January 19, 2005)

In accordance with the rules of the New York Stock Exchange, the Company will have a majority of independent directors and all members of the Company’s Corporate Governance, Compensation and Audit Committees must be independent. No director will qualify as independent unless the Board affirmatively determines that he/she has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. However, as the concern is independence from management, the Board does not view ownership of even a significant amount of stock as a bar to an independence finding.

The Board does not believe it is possible to anticipate, or explicitly provide for, all circumstances that might bear on the materiality of a director’s relationship to the Company. Accordingly, when making an independence determination, the Board will consider all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with the Company, the Board will consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

Notwithstanding the foregoing, no director will qualify as an independent director if:

•	he/she has received during any twelve-month period within the last three years more than $100,000 in direct compensation from the Company, excluding director or committee fees and pension or other forms of deferred compensation;

•	any member of his/her “immediate family” (as defined below) has received during any twelve-month period within the last three years more than $100,000 in direct compensation from the Company;

•	he/she is a director or a current employee of a company that has made payments to, or received payments from, Dow Jones (including its subsidiaries) for property or services in an amount which in any of the last three fiscal years exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues;

•	any member of his/her “immediate family” is a current “executive officer” (as defined below) of a company that has made payments to, or received payments from, Dow Jones (including its subsidiaries) for property or services in an amount which in any of the last three fiscal years exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues;

•	he/she is or has in the last three years been an executive officer of a tax-exempt organization to which Dow Jones (including its subsidiaries) made contributions in an amount which in any single fiscal year exceeded the greater of $1 million or 2% of such tax-exempt organization’s consolidated gross revenues;

•	he/she is or has been within the last three years an employee of the Company (including its subsidiaries);

•	any member of his/her “immediate family” is or has been within the last three years an “executive officer” of the Company (including its subsidiaries);

•	he/she or any member of his/her “immediate family” is or has been within the last three years employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

•	he/she is a current partner of a firm that is the Company’s internal or external auditor;

•	any member of his/her “immediate family” is a current partner of a firm that is the Company’s internal or external auditor;

•	he/she is a current employee of the Company’s internal or external auditor;

•	any member of his or her “immediate family” is a current employee of the Company’s internal or external auditor and such person participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice;

•	he/she was within the last three years (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time; or;

•	any member of his/her “immediate family” was within the last three years (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time.

“Executive officer” positions include: a company’s president, principal financial officer, principal accounting officer (or controller), vice-president in charge of a principal business unit and other personnel who perform a significant policy-making function.

“Immediate family” means a director’s spouse, children, parents, siblings, mothers-in-law and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law (whether or not sharing his/her household) and anyone (other than a domestic employee) who shares his/her household.

In addition to the aforementioned requirements, members of the Audit Committee must be independent as defined under new SEC rules. Therefore, no audit committee member will qualify as independent if:

•	he/she, other than in his/her capacity as a member of the Board or a Board committee, directly accepts any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries, excluding receipt of amounts under a retirement plan;

•	he/she indirectly accepts (as defined below) any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries; or

•	he/she is an affiliated person (as defined below) of the Company or any of its subsidiaries.

An “affiliated person” is one who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or any of its subsidiaries, and also includes executive officers, directors, general partners and managing members of affiliates.

“Indirect acceptance” of fees includes, but is not limited to, (i) acceptance by an entity that has provided accounting, consulting, legal, investment banking or financial advisory services to the Company or any of its subsidiaries in which the director is a partner, member, officer (such as a managing director), or executive officer, or in which the director occupies a similar position, and (ii) acceptance by a spouse, by a minor child or minor stepchild (whether or not sharing his/her home), or by a child or stepchild sharing his/her home.

The Board will direct the Company to circulate questionnaires to the directors annually to assist them in making these determinations. The responses to the questionnaires are to be compiled and evaluated by the Company’s Director of Internal Audit and all potential exceptions to independence will be presented to and discussed among the Board members before a determination of independence is made. Any determination that a director does not meet these independence standards will be disclosed in the Company’s annual proxy statement. The Board reserves the right at any time, and from time to time, to review, amend, alter and repeal the foregoing standards in any way it deems appropriate.

A-2

APPENDIX B

DOW JONES 2006

EXECUTIVE ANNUAL INCENTIVE PLAN

1. PURPOSE

The purpose of this Plan is to motivate eligible executive officers by making a portion of their cash compensation dependent on the success of the Company and to reward them for achievement of short-term performance goals. The Plan is designed to enable the Company to provide for annual incentive compensation to certain executive officers of the Company that is fully tax deductible without limitation under Section 162(m) of the Code.

2. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Award” shall mean an opportunity granted to a Participant under Section 4 to receive a bonus payment under the Plan.

(b) “Board of Directors” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(d) “Committee” shall mean the Compensation Committee of the Board of Directors.

(e) “Company” shall mean Dow Jones & Company, Inc.

(f) “Participant” shall mean an executive officer of the Company who has been selected by the Committee to participate in the Plan for a particular Perfomance Period.

(g) “Performance Criteria” shall mean any one or more of the following performance criteria: (i) total stockholder return, (ii) economic value added, (iii) return on capital employed, (iv) revenues, (v) sales, (vi) net income, (vii) operating income, (viii) EBITDA, (ix) EBITDA margin, (x) profit margin, (xi) earnings per share, (xii) return on equity, (xiii) cash flow, (xiv) operating margin, or (xv) net worth, in each case, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or affiliate, either individually, alternatively or in any combination, and measured over the applicable Performance Period on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group as specified by the Committee.

(h) “Performance Period” shall mean the twelve consecutive month period which coincides with the Company’s fiscal year, or such other period as the Committee may determine.

(i) “Plan” shall mean the Dow Jones 2006 Executive Annual Incentive Plan.

(j) “Retirement” shall mean a termination of a Participant’s employment with the Company by retirement at or following the age of 62 with at least 10 years of service with the Company.

3. THE COMMITTEE

(a) The Committee shall consist solely of two or more members of the Board of Directors, each of whom is an “outside director” as such term is defined under Section 162(m) of the Code. Subject to the limitations imposed under Section 162(m) of the Code, the Committee shall have the sole discretion and authority to administer and interpret the Plan.

(b) Subject to the express provisions and limitations set forth in the Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of the Plan, including, without limitation, the following:

(i) to prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined herein;

(ii) to select the executive officers who shall be Participants eligible to be paid bonuses for any Performance Period and to determine to which of such Participants, if any, bonus payments hereunder are actually paid;

(iii) to establish the Performance Criteria for Awards;

(iv) to certify the extent to which the Company has achieved any Performance Criteria or other conditions applicable to the payment of Awards;

(v) to prescribe and amend the terms of any agreements or other documents entered into under or in connection with the Plan (which need not be identical);

(vi) to interpret and construe the Plan, any rules and regulations under the Plan, and the terms and conditions of any Awards provided hereunder; and

(vii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(c) All decisions, determinations and interpretations by the Committee regarding the Plan shall be final, conclusive and binding on all Participants and any other persons claiming any benefits under the Plan. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.

4. AWARDS

(a) Establishment of Incentive Program. Not later than the earlier of (i) the 90th day of the applicable Performance Period and (ii) the date on which 25% of the applicable Performance Period has elapsed, the Committee shall designate the Participants (if any) for such Performance Period. An individual who becomes an executive officer of the Company after the first day of the Performance Period may be designated as a Participant for the remainder of the Performance Period at any time within the earlier of (i) the 90th day of the applicable Performance Period and (ii) the date on which 25% of the applicable Performance Period has elapsed.

(b) The Committee shall also establish within such period, in writing, the Performance Criteria and their respective targets for the Performance Period, and the level of achievement related to such Performance Criteria upon which the amount payable under each Participant’s Award shall be based.

(c) Maximum Payment. Notwithstanding any other provision of the Plan to the contrary, the maximum amount payable under an Award to any Participant for any Performance Period shall not exceed $4,000,000.

(d) Certification. As soon as reasonably practicable following the conclusion of each Performance Period and prior to the payment of any bonus under the Plan, the Committee shall certify, in writing, the extent to which the Performance Criteria have been satisfied and the proposed bonus payment to be awarded to each Participant for the Performance Period, in each case, as and to the extent required by Section 162(m) of the Code. No bonus payment shall be paid unless and until the Committee makes a certification in writing as required to satisfy the conditions for performance-based compensation under Section 162(m) of the Code.

(e) Committee Discretion to Reduce Bonus Payment. The Committee retains sole and absolute discretion to reduce the amount of, or eliminate any bonus otherwise payable to, a Participant under this Plan. The Committee may exercise such discretion by establishing conditions for the payment of bonuses in addition to the Performance Criteria, including but not limited to the achievement of financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate. The reduction of the Award payable to any Participant (or the decision of the Committee not to pay an Award to a Participant for a Performance Period) shall not affect the Award payable to any other Participant for such Performance Period.

5. PAYMENT OF BONUS PAYMENTS

(a) Awards under this Plan for a given Performance Period will be paid, in cash, as soon as practicable following the Committee’s certification pursuant to Section 4(d) for the Performance Period and the approval of the outside director members of the Board of Directors of the bonus payments proposed under Section 4(d) by the Committee; provided, however, that the Committee may allow for the deferral of bonus payments under this Plan pursuant to the terms and conditions of the Dow Jones & Company, Inc. Deferred Compensation Plan or any successor plan maintained by the Company.

(b) A Participant shall not be eligible for payment pursuant to an Award for a given Performance Period unless he or she is employed by the Company as of the last day of the Performance Period, unless otherwise provided by the Committee or pursuant to the terms of another Company policy or benefit arrangement. In addition, in the event that a Participant’s employment with the Company terminates during a Performance Period by reason of the individual’s Retirement, death or disability, the individual will be entitled, subject to the Committee’s sole and absolute discretion to reduce or eliminate any bonus otherwise payable, to a pro-rated portion (based upon the number of months, any portion of a month being treated as a complete month, during the Performance Period the individual was employed by the Company) of the bonus payment to which the Participant would otherwise have been entitled for such Performance Period based upon the Company’s actual results over the entire Performance Period, which bonus shall be paid as and when bonuses under this Plan are paid to other Participants for such Performance Period.

6. STOCKHOLDER APPROVAL

The material terms of the Plan shall be disclosed to and presented to the stockholders of the Company for approval in accordance with Section 162(m) of the Code. No bonus shall be paid under this Plan unless such stockholder approval has been obtained.

7. AMENDMENT AND TERMINATION

The Board of Directors and/or the Committee may, from time to time, alter, amend, suspend or terminate the Plan in whole or in part and, if suspended or terminated, may reinstate any or all of its provisions, except that without the consent of Participants, no amendment, suspension or termination of the Plan shall be made which materially adversely affects Awards previously made to such Participants. Notwithstanding the foregoing, no amendment for which stockholder approval is required by applicable law, including Section 162(m) of the Code, shall be effective in the absence of requisite action by the stockholders of the Company.

8. TAX WITHHOLDING

The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant, net of any applicable federal, state, local and foreign taxes required to be paid or withheld. The Company shall have the right to withhold from wages or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or otherwise to require the participant to pay such withholding taxes.

9. SEVERABILITY

If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit provided for under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit provided for under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be un -

lawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

10. NON-ASSIGNABILITY

Unless the Committee expressly states otherwise, no Participant may sell, assign, convey, gift, pledge or otherwise hypothecate or alienate any incentive opportunity or amounts determined by the Committee to be payable under the Plan, until such amounts (if any) are actually paid.

11. NON-EXCLUSIVITY OF PLAN

Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, cash or equity-based compensation arrangements, either tied to performance or otherwise, and any such other arrangements as may be either generally applicable or applicable only in specific cases.

12. EMPLOYMENT AT WILL

Neither the Plan, selection of a person as a Participant eligible to be paid bonus payments under the Plan nor the payment of any bonus to any Participant under the Plan nor any action by the Company, the Committee or the Board of Directors shall be held or construed to confer upon any person any right to be continued in the employ of the Company. The Company expressly reserves the right to discharge any Participant whenever in the sole discretion of the Company its interest may so require.

13. NO VESTED INTEREST OR RIGHT

At no time before the actual payout of a bonus payment to any Participant under the Plan shall any Participant accrue any vested interest or right whatsoever under the Plan, and the Company has no obligation to treat Participants identically under the Plan.

14. UNFUNDED STATUS OF THE PLAN

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company and its subsidiaries.

15. GOVERNING LAW

The Plan and any agreements and documents hereunder shall be interpreted and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws, and applicable federal law. The Committee may provide that any dispute concerning the Plan shall be presented and determined in such forum as the Committee may specify, including through binding arbitration.

PROXY

Dow Jones & Company, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR ANNUAL MEETING OF STOCKHOLDERS—April 19, 2006

The undersigned stockholder of Dow Jones & Company, Inc. hereby appoints MICHAEL B. ELEFANTE, PETER R. KANN, JOSEPH A. STERN and RICHARD F. ZANNINO and each of them jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock and Class B Common Stock of the Company which the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders to be held on Wednesday, April 19, 2006, at 11:00 a.m. and at any adjournment thereof, upon such business as may properly come before the meeting, including the following proposals, which are described in the Proxy Statement dated March 17, 2006, a copy of which has been received by the undersigned.

(PLEASE SIGN AND DATE ON REVERSE SIDE)

Address Change and/or Comments: (Mark the corresponding box on the reverse side)

<  FOLD AND DETACH HERE  <

Notice of 2006 Annual Meeting of Stockholders

Dow Jones & Company, Inc.

200 Liberty Street, New York, New York 10281

Wednesday, April 19, 2006

To the Stockholders of

DOW JONES & COMPANY, INC.

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of Dow Jones & Company, Inc. will be held at The American Express Building, 26th Floor Auditorium, Three World Financial Center, 200 Vesey Street, New York, New York on Wednesday, April 19, 2006 at 11:00 a.m. for the purposes of:

1.	Electing sixteen directors to each serve a one-year term expiring in 2007;
2.	Approving the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Company’s independent registered public accountants for 2006;
3.	Acting upon a proposal to adopt the Dow Jones 2006 Executive Annual Incentive Plan;
4.	Acting upon a stockholder proposal to require that different persons serve in the positions of Chairman of the Board and Chief Executive Officer and that the Chairman not be a current or former executive of the Company;
5.	Acting upon a stockholder proposal to require the Company to provide in the proxy statement complete details on the stockholder proposal submission process; and
6.	Transacting such other business as may properly come before the meeting.

Your attention is directed to our 2006 Proxy Statement for further information with respect to the matters to be acted upon at the meeting. You may view or print a copy of our Proxy Statement, as well as our Annual Report, at http://www.shareholder.com/dowjones/edgar.cfm.

You can now access proxy statements, annual reports and other shareholder account information via secure online access instead of receiving paper copies in the mail. This will help us reduce printing and postage costs. You can revoke your consent to access the proxy statement and annual report electronically at any time by writing or calling. You can access your Dow Jones account online via Investor ServiceDirect, a service of our transfer agent, Mellon Investor Services, at www.melloninvestor.com. You will need to establish a PIN to log into your account and access your account information, including your certificate history, book-entry information, and payment history for dividends. For technical assistance, call 1-877-978-7778 between 9am-7pm EST.

You can now access your Dow Jones account online.

Access your Dow Jones shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Dow Jones, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history of dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

Call 1-877-978-7778 between 9 am – 7 pm

Monday – Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3 AND AGAINST PROPOSALS 4 AND 5.

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE
Please mark your vote as indicated in this example.

			FOR	WITHHELD
1. Election of Directors by Common and/or Class B Common Stock.
Common Stock 01-Lewis B. Campbell 02-Harvey Golub 03-Irvine O. Hockaday, Jr. 04-Dieter von Holtzbrinck 05-M. Peter McPherson 06- Frank N. Newman 07-William C. Steere, Jr.	Common and Class B Common Stock 08-Christopher Bancroft 09-Eduardo Castro-Wright 10-Michael B. Elefante 11-John M. Engler 12-Leslie Hill 13-Peter R. Kann	14-David K.P. Li 15-Elizabeth Steele 16-Richard F. Zannino	☐	☐

For, except vote withheld from the following nominee(s):

	FOR	AGAINST	ABSTAIN
2. Approval of independent registered public accountants for 2006.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Adoption of Dow Jones 2006 Executive Annual Incentive Plan.	☐	☐	☐
4.

Stockholder proposal to require that different
persons serve in the positions of Chairman of
the Board and Chief Executive Officer and that
the Chairman not be a current or former
executive of the Company.

		FOR	AGAINST	ABSTAIN
		☐	☐	☐
		FOR	AGAINST	ABSTAIN

5.	Stockholder proposal to require the Company to provide in the proxy statement complete details on the stockholder proposal submission process.	☐	☐	☐

Signature(s)	Date: , 2006

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator or trustee or for a corporation, please give your full title. For joint accounts, each owner must sign.

∧ FOLD AND DETACH HERE ∧

VOTE BY INTERNET OR TELEPHONE OR MAIL

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the Annual Meeting, April 18, 2006.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

•	INTERNET — http://www.proxyvoting.com/dj Use the Internet to vote your proxy. Have your proxy card in hand when you access the web.

OR

•	TELEPHONE — 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

•	MAIL — Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/isd for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

You can view the Annual Report and Proxy Statement on the internet at www.dowjones.com.

PROXY

Dow Jones & Company, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR ANNUAL MEETING OF STOCKHOLDERS—April 19, 2006

The undersigned stockholder of Dow Jones & Company, Inc. hereby appoints MICHAEL B. ELEFANTE, PETER R. KANN, JOSEPH A. STERN and RICHARD F. ZANNINO and each of them jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock and Class B Common Stock of the Company which the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders to be held on Wednesday, April 19, 2006, at 11:00 a.m. and at any adjournment thereof, upon such business as may properly come before the meeting, including the following proposals, which are described in the Proxy Statement dated March 17, 2006, a copy of which has been received by the undersigned.

(PLEASE SIGN AND DATE ON REVERSE SIDE)

<  FOLD AND DETACH HERE  <

Notice of 2006 Annual Meeting of Stockholders

Dow Jones & Company, Inc.

200 Liberty Street, New York, New York 10281

Wednesday, April 19, 2006

To the Stockholders of

DOW JONES & COMPANY, INC.

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of Dow Jones & Company, Inc. will be held at The American Express Building, 26th Floor Auditorium, Three World Financial Center, 200 Vesey Street, New York, New York on Wednesday, April 19, 2006 at 11:00 a.m. for the purposes of:

1.	Electing sixteen directors to each serve a one-year term expiring in 2007;
2.	Approving the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Company’s independent registered public accountants for 2006;
3.	Acting upon a proposal to adopt the Dow Jones 2006 Executive Annual Incentive Plan;
4.	Acting upon a stockholder proposal to require that different persons serve in the positions of Chairman of the Board and Chief Executive Officer and that the Chairman not be a current or former executive of the Company;
5.	Acting upon a stockholder proposal to require the Company to provide in the proxy statement complete details on the stockholder proposal submission process; and
6.	Transacting such other business as may properly come before the meeting.

Your attention is directed to our 2006 Proxy Statement for further information with respect to the matters to be acted upon at the meeting. You may view or print a copy of our Proxy Statement, as well as our Annual Report, at http://www.shareholder.com/dowjones/edgar.cfm.

Address Change and/or Comments: (Mark the corresponding box on the reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2 AND 3 AND AGAINST PROPOSALS 4 AND 5.

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE
Please mark your vote as indicated in this example.

			FOR	WITHHELD
1. Election of Directors by Common and/or Class B Common Stock.
Common Stock 01-Lewis B. Campbell 02-Harvey Golub 03-Irvine O. Hockaday, Jr. 04-Dieter von Holtzbrinck 05-M. Peter McPherson 06- Frank N. Newman 07-William C. Steere, Jr.	Common and Class B Common Stock 08-Christopher Bancroft 09-Eduardo Castro-Wright 10-Michael B. Elefante 11-John M. Engler 12-Leslie Hill 13-Peter R. Kann	14-David K.P. Li 15-Elizabeth Steele 16-Richard F. Zannino	☐	☐

For, except vote withheld from the following nominee(s):

	FOR	AGAINST	ABSTAIN
2. Approval of independent registered public accountants for 2006.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Adoption of Dow Jones 2006 Executive Annual Incentive Plan.	☐	☐	☐
4.	Stockholder proposal to require that different
persons serve in the positions of Chairman of
the Board and Chief Executive Officer and that
the Chairman not be a current or former
	executive of the Company.	FOR	AGAINST	ABSTAIN
		☐	☐	☐
		FOR	AGAINST	ABSTAIN

5.	Stockholder proposal to require the Company to provide in the proxy statement complete details on the stockholder proposal submission process.	☐	☐	☐

Signature(s)	Date: , 2006

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator or trustee or for a corporation, please give your full title. For joint accounts, each owner must sign.

∧ FOLD AND DETACH HERE ∧

VOTE BY INTERNET OR TELEPHONE OR MAIL

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the Annual Meeting, April 18, 2006.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

•	INTERNET — http://www.proxyvoting.com/djplans Use the Internet to vote your proxy. Have your proxy card in hand when you access the web.

OR

•	TELEPHONE — 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

•	MAIL — Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at www.dowjones.com.